QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Depomed, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

DEPOMED, INC.

7999 Gateway Blvd., Suite 300
Newark, California 94560

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 15, 2017

        The 2017 Annual Meeting of Shareholders (the "Annual Meeting") of Depomed, Inc. (the "Company") will be held on August 15, 2017 at 2:00 p.m. local time at the Company's headquarters located at 7999 Gateway Blvd., Suite 300, Newark, California 94560. The Annual Meeting is being held for the following purposes, as more fully described in the accompanying Proxy Statement:

  1.
  To elect the seven directors named in the Proxy Statement to hold office until the 2018 Annual Meeting of Shareholders and until their successors are elected and qualified.

  2.
  To approve, on an advisory basis, the compensation of the Company's named executive officers.

  3.
  To conduct, on an advisory basis, a vote on the preferred frequency of the future advisory votes to approve the compensation of the Company's named executive officers.

  4.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

  5.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Only shareholders of record at the close of business on June 23, 2017 will be entitled to notice of, and to attend and vote at, the Annual Meeting or any adjournments or postponements thereof. A list of shareholders entitled to vote at the meeting will be available for inspection at the Company's headquarters for at least 10 days prior to the Annual Meeting, and will also be available for inspection at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Matthew M. Gosling Secretary

Newark, California
July 17, 2017

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy by mail using the return envelope provided. Please see the instructions on the proxy or the voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on August 15, 2017

        This Proxy Statement and our Annual Report on Form 10-K (as amended by the Form 10-K/A) for fiscal year ended December 31, 2016 will be available electronically at http://www.cstproxy.com/depomed/2017.

DEPOMED, INC.
7999 Gateway Blvd., Suite 300
Newark, California 94560
(510) 744-8000

PROXY STATEMENT

2017 ANNUAL MEETING OF SHAREHOLDERS

        Depomed, Inc. (the "Company") is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Shareholders to be held on August 15, 2017, at 2:00 p.m. local time, at the Company's headquarters located at 7999 Gateway Blvd., Suite 300, Newark, California 94560, and at any adjournments thereof (the "Annual Meeting"). The proxy materials (including our Annual Report on Form 10-K (as amended by the Form 10-K/A) for fiscal year ended December 31, 2016) are being mailed to shareholders on or about July 17, 2017.

        Only holders of the Company's common stock, no par value, as of the close of business on June 23, 2017 (the "Record Date") are entitled to attend and vote at the Annual Meeting. Shareholders who hold shares of the Company's common stock in "street name" may attend and vote at the Annual Meeting only if they hold a valid proxy from their broker. Without a valid proxy, beneficial holders cannot vote at the Annual Meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf. As of the Record Date, there were 62,962,013 shares of common stock outstanding.

        A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, and "broker non-votes" (as defined below) will be included in the number of shareholders present at the meeting for purposes of determining whether a quorum is present.

        Each shareholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such shareholder on the Record Date. Shareholders do not have cumulative voting rights. Shareholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted "FOR" each of the nominees to the Board listed on the proxy card under Proposal 1, "FOR" Proposals 2 and 4 and for "EVERY YEAR" with respect to Proposal 3. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

        The election of directors and Proposals 2, 3, and 4 require the affirmative "FOR" vote of the holders of shares having a majority of the voting power of the shares represented and voting at the Annual Meeting (which shares voting affirmatively must also constitute at least a majority of the required quorum). If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. For purposes of determining the number of shares voting on a particular proposal, votes cast for or against a proposal are counted as shares voting, whereas abstentions and broker non-votes are not counted as shares voting. Accordingly, while abstentions and broker non-votes do not have the same effect as a vote against the proposal, they can have the effect of preventing approval of certain proposals where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

        A shareholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 7999 Gateway Blvd., Suite 300, Newark, California 94560 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the shareholder actually votes in person at the meeting.

        The proxy card accompanying this Proxy Statement is solicited by the Board. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies in connection with the Annual Meeting. In that event, the Company will pay such firm customary fees, which the Company expects would be approximately $10,000 plus reasonable expenses. The Company, if requested, will also pay brokers, banks and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to shareholders.

BOARD OF DIRECTORS AND DIRECTOR NOMINEES

        The Bylaws of the Company provide for a Board consisting of between five and nine directors. The number of directors currently authorized by resolution of the Board is nine. Effective as of the Annual Meeting, the number of directors authorized by resolution of the Board will be seven. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below. All of the nominees named below are presently directors of the Company.

        Each of Messrs. Lavigne and Staple and Ms. Dawes were elected to his or her present term by the shareholders of the Company. James P. Fogarty, Robert G. Savage and James L. Tyree have been appointed to the Board pursuant to an Agreement dated October 17, 2016 (the "Agreement") with Starboard Value LP and certain of its affiliates ("Starboard"). Pursuant to the Agreement, the Company (i) increased the size of the Company's Board by three directors to nine directors and (ii) appointed Messrs. Fogarty, Savage and Tyree to fill the newly created vacancies. Pursuant to the Agreement, Starboard also agreed to certain standstill commitments as previously disclosed in the Company's Form 8-K filed with the Securities and Exchange Commission ("SEC") on October 19, 2016. Gavin T. Molinelli and William T. McKee have been appointed to the Board pursuant to a Cooperation and Support Agreement ("Cooperation Agreement") dated March 28, 2017 with Starboard. Pursuant to the Cooperation Agreement, Starboard also agreed to certain standstill commitments as previously disclosed in the Company's Form 8-K filed with the SEC on March 29, 2017.

        Messrs. Molinelli and Savage are not nominees for election at the Annual Meeting and will conclude their service on the Board at the Annual Meeting. Pursuant to Amendment No. 1 to the Cooperation Agreement dated July 14, 2017 with Starboard, Mr. Molinelli will serve as a board observer following the Annual Meeting.

        The present term of each of the directors continues until the Annual Meeting and until his or her successor has been elected and qualified. In the event that any nominee is unable or unwilling to serve as a director or for good cause will not serve at the time of the Annual Meeting, the proxies will be voted for any nominee who will be designated by the present Board to fill the vacancy (to the extent permitted under the SEC rules) or the Board may choose to decrease the size of the Board. The Board has no reason to believe that any of the persons named below who are nominees for election at the Annual Meeting will be unable or unwilling to serve as a director if elected.

        The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

        The Company's Articles of Incorporation and Bylaws contain provisions eliminating or limiting the personal liability of directors for monetary damages due to violations of a director's fiduciary duty, to the extent permitted by the California General Corporation Law.

        There are no family relationships among any of the Company's directors or executive officers.

        The name of and certain other information regarding each director is set forth in the table below.

Name	Age	Principal Occupation	Director Since
James P. Fogarty	49	Chairman, the Board of Directors	2016
Karen A. Dawes(1)	66	President, Knowledgeable Decisions, LLC	2008
Arthur J. Higgins	61	President and Chief Executive Officer, Depomed, Inc.	2017
Louis J. Lavigne, Jr.(1)(3)	69	Managing Director, Lavrite, LLC	2013
William T. McKee(2)(3)	55	Chief Executive Officer, MBJC Associates, LLC	2017
Gavin T. Molinelli(2)(3)*	34	Partner, Starboard Value, LP	2017
Robert G. Savage(2)(3)*	64	President and Chief Executive Officer, Strategic Imagery, LLC	2016
Peter D. Staple(1)(2)	65	President and Chief Executive Officer, Corium International, Inc.	2003
James L. Tyree(1)	64	Managing Partner, Tyree & D'Angelo Partners	2016

(1)
Current member of the Audit Committee

(2)
Current member of the Compensation Committee

(3)
Current member of the Nominating and Corporate Governance Committee

*
Not a nominee for election at the Annual Meeting

        James P. Fogarty has served as a director of the Company since October 2016 and as Chairman of the Board since March 2017. From November 2011 to July 2015 Mr. Fogarty served as Chief Executive Officer and a director of Orchard Brands, a retail company. From 2009 until November 2010, Mr. Fogarty was President, Chief Executive Officer and Director of Charming Shoppes Inc. Prior to that he was Managing Director of Alvarez & Marsal, an independent global professional services firm, and from August 1994 served as President and Chief Operating Officer of Lehman Brothers Holdings subsequent to its Chapter 11 bankruptcy filing in April 2009. Prior to that he was President and CEO of American Italian Pasta Company, Chief Financial Officer of Levi Strauss & Co. and served as Senior Vice President and Chief Financial Officer of the Warnaco Group. Mr. Fogarty currently serves as a director of Darden Restaurants. From 2011 through 2014 Mr. Fogarty served as a director of Regis Corporation. The Board considered Mr. Fogarty's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Corporate Management; Strategic Transactions; Business Planning; and Board and Board committee experience. Mr. Fogarty received a B.A. in Economics and Computer Science from Williams College and a M.B.A. in Finance and Accounting from the Leonard Stern School of Business at New York University.

        Karen A. Dawes has served as a director of the Company since April 2008. Since 2003, Ms. Dawes has served as President of Knowledgeable Decisions, LLC, a pharmaceutical consulting firm she founded. Between 1999 and 2003, Ms. Dawes served as Senior Vice President and U.S. Business Group Head for Bayer Corporation's U.S. Pharmaceuticals Group. Prior to joining Bayer, she served as Senior Vice President, Global Strategic Marketing, for Wyeth, formerly known as American Home Products, where she held responsibility for worldwide strategic marketing. She also served as Vice President, Commercial Operations, for Genetics Institute, Inc., which was acquired by Wyeth in 1997. Ms. Dawes began her pharmaceutical industry career at Pfizer, Inc. where, from 1984 to 1994, she held a number of positions in Marketing, serving most recently as Vice President, Marketing of the Pratt Division. The Board considered Ms. Dawes' experience and expertise within the following areas relevant to the Company and its business in concluding that she should serve on the Board: Marketing; Commercial Operations; Product Development; Commercial Strategy; Business Planning; Pharmaceutical Product Launch; Board Chair experience; and Compensation Committee experience. Ms. Dawes currently serves as a director of Repligen Corporation, a publicly-held bioprocess company, and several private companies. Ms. Dawes holds a M.B.A. from Harvard University and a B.A. and a M.A. from Simmons College.

        Arthur J. Higgins has served as President and Chief Executive Officer of the Company since March 2017. Since 2010, he has served as a Senior Advisor to Blackstone Healthcare Partners, the dedicated healthcare team of The Blackstone Group, where he focused on product-based healthcare acquisitions. Prior to joining The Blackstone Group in 2010, Mr. Higgins served as Chair of the Board Management of Bayer HealthCare AG., a developer and manufacturer of human and animal health care products, and Chairman of the Bayer HealthCare Executive Committee. Prior to joining Bayer HealthCare in 2004, Mr. Higgins served as Chairman, President and Chief Executive Officer of Enzon Pharmaceuticals, from 2001 to 2004. Prior to joining Enzon, Mr. Higgins spent 14 years at Abbott Laboratories, most recently as President of the Pharmaceutical Products Division from 1998 to 2001. He is a past member of the Board of Directors of the Pharmaceutical Research Manufacturers of America (PhRMA), of the Council of the International Federation of Pharmaceutical Manufacturers and Association (IFPMA) and President of the European Federation of Pharmaceutical Industries and Associations (EFPIA). The Board considered Mr. Higgins' experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Corporate Management; Commercial Strategy; Corporate Strategy; Corporate Leadership; and Board experience. Mr. Higgins is a director of Ecolab, Inc. and Zimmer Holdings, Inc. Mr. Higgins holds a B.S. in biochemistry from Strathclyde University, Scotland.

        Louis J. Lavigne, Jr. has served as a director of the Company since July 2013. Since 2005, Mr. Lavigne has served as Managing Director of Lavrite, LLC, a management consulting firm specializing in the areas of corporate finance, accounting, growth strategy and management. Prior to founding Lavrite, Mr. Lavigne served as Executive Vice President and Chief Financial Officer of Genentech, Inc., from March 1997 through his retirement in March 2005. The Board considered Mr. Lavigne's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Corporate Finance; Commercial Strategy; Commercial Operations; Strategic Transactions; Business Planning; and Board experience. Mr. Lavigne serves on the boards of Accuray Incorporated, a publicly-held radiation oncology company, NovoCure Limited, a publicly-held oncology company, and Zynga, Inc., a publicly-held social games company. Mr. Lavigne also serves on the boards of DocuSign, Inc., a privately-held digital transaction management company, Rodan + Fields, LLC, a privately held skincare company, and Puppet Inc., a privately-held technology automation software company. Mr. Lavigne previously served on the boards of Allergan, Inc., Arena Pharmaceuticals, Inc., BMC Software, Inc. Equinix, Inc., Kyphon, Inc., SafeNet, Inc. and Xenova, PLC. Mr. Lavigne is the managing member of Spring Development Group, LLC, a strategic investor in companies with unique growth opportunities. Mr. Lavigne is a board member and former Chairman of the UCSF Benioff Children's Hospitals. Mr. Lavigne is also a member of the West Coast Audit Committee Network and the faculty of the GLG Institute. Mr. Lavigne holds a B.A. from Babson College and a M.B.A. from Temple University.

        William T. McKee has served as a director of the Company since March 2017. He currently serves as Chief Executive Officer of MBJC Associates, LLC, a business consulting firm. Mr. McKee served as

Chief Operating Officer and Chief Financial Officer for EKR Therapeutics, Inc., from July 2010 until June 2012 when EKR was sold to Cornerstone Therapeutics Inc. Until March 2010, Mr. McKee served as the Executive Vice President, Chief Financial Officer and Treasurer of Barr Pharmaceuticals, Inc., a subsidiary of Teva Pharmaceutical Industries Limited, and the successor entity to Barr Pharmaceuticals, Inc., which was acquired by Teva in December 2008. Mr. McKee was also Executive Vice President and Chief Financial Officer of Barr prior to its acquisition by Teva, after having served in positions of increasing responsibility at Barr from 1995 until its acquisition. Prior to joining Barr, Mr. McKee served as a Director of International Operations and Vice President Finance at Absolute Entertainment, Inc. from June 1993 until December 1994. From 1990 until June 1993, Mr. McKee worked at Gramkow & Carnevale, CPA's, and from 1983 until 1990, he worked at Deloitte & Touche. The Board considered Mr. McKee's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Corporate Management; Corporate Operations; Corporate Strategy; and Board and Board committee experience. Mr. McKee currently serves as a director of Cerulean Pharma Inc. and Agile Therapeutics, Inc. Mr. McKee holds a B.S.in Business Administration from the University of Notre Dame.

        Gavin T. Molinelli has served as a director of the Company since March 2017. Mr. Molinelli is a Partner of Starboard Value L.P. Prior to Starboard's formation in 2011, as part of the spin-off, Mr. Molinelli was a director and an Investment Analyst at Ramius LLC for the funds that comprised the Value and Opportunity investment platform. Prior to joining Ramius in October 2006, Mr. Molinelli was an analyst in the Technology Investment Banking group at Banc of America Securities LLC. The Board considered Mr. Molinelli's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Corporate Finance; Corporate Governance; Corporate Management and Board and Board committee experience. Mr. Molinelli holds a B.A. in Economics from Washington and Lee University. Mr. Molinelli's service as a director will conclude at the Annual Meeting, following which Mr. Molinelli will serve as a board observer.

        Robert G. Savage has served as a director of the Company since October 2016. Since 2003 Mr. Savage has served as President and CEO of Strategic Imagery, LLC a pharmaceutical consulting firm that he founded. From 2002 to 2003 Mr. Savage was Group Vice President and President for the General Therapeutics and Inflammation Business of Pharmacia Corporation (now Pfizer). Prior to this Mr. Savage held several senior positions with Johnson & Johnson, including Worldwide Chairman for the Pharmaceuticals Group, Company Group Chairman responsible for the North America pharmaceuticals business, and President as well as Vice President of Sales & Marketing for Ortho-McNeil Pharmaceuticals, a Johnson & Johnson company. The Board considered Mr. Savage's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Corporate Management; Marketing; Commercial Strategy; and Board and Board committee experience. Mr. Savage received a B.S. from Upsala College and a M.B.A. from Rutgers University. Mr. Savage's service as a director will conclude at the Annual Meeting.

        Peter D. Staple has served as a director of the Company since November 2003. Since March 2008, Mr. Staple has served as President and Chief Executive Officer and a director of Corium International, Inc., a publicly-held biopharmaceutical company focused on transdermal delivery systems and related technologies to address unmet medical needs. From 2002 to March 2008 he served as director, and from 2002 to November 2007 as Chief Executive Officer, of BioSeek, Inc., a privately-held drug discovery company. From 1994 to 2002, Mr. Staple was a member of the senior executive team at ALZA Corporation, where he was most recently Executive Vice President, Chief Administrative Officer and General Counsel. Prior to joining ALZA, Mr. Staple held the position of Vice President, Associate General Counsel for Chiron Corporation, a biopharmaceutical company. Mr. Staple previously served as Vice President and Associate General Counsel for Cetus Corporation, a biotechnology company.

The Board considered Mr. Staple's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Corporate Management; Corporate Governance; Strategic Transactions; Corporate Finance; Intellectual Property; and Board and Board committee experience. Mr. Staple holds a B.A. and a J.D. from Stanford University.

        James L. Tyree has served as a director of the Company since October 2016. Since 2014 Mr. Tyree has served as co-founder and managing partner of Tyree & D'Angelo Partners, a private equity investment firm. Prior to founding Tyree & D'Angelo Partners, Mr. Tyree was President of Abbott Biotech Ventures, a subsidiary of Abbott Laboratories focused on investments in early stage pharmaceuticals and biologics. Prior to that Mr. Tyree held numerous executive positions at Abbott, including Executive Vice President Global Pharmaceuticals, Senior Vice President Global Nutrition, Corporate Vice President Pharmaceutical and Nutritional Products Group Business Development and Divisional Vice President and General Manger, Japan. Prior to rejoining Abbott in 1997 Mr. Tyree was the President of SUGEN, Inc. and held management positions in Bristol-Myers Squibb, Pfizer, and Abbott. Mr. Tyree serves as a director of Innoviva, Inc., and ChemoCentryx, Inc. The Board considered Mr. Tyree's experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Healthcare Acquisitions Corporate Management; Commercial Operations; Commercial Strategy; and Board and Board committee experience. Mr. Tyree holds a B.S. degree in Psychology and Forensic Studies and a M.B.A from Indiana University.

CORPORATE GOVERNANCE

Board and Committee Meetings and Annual Meetings Attendance

        Our Corporate Governance Guidelines provide that directors are expected to attend all scheduled Board and committee meetings and the annual meeting of shareholders. Each of the directors standing for reelection this year who then served on the Board attended the 2016 Annual Meeting of Shareholders in person or via teleconference. The Board met 11 times during fiscal year 2016. In addition, the Audit Committee met 4 times, the Compensation Committee met 4 times, and the Nominating and Corporate Governance Committee met 2 times. During fiscal year 2016, each then current member of the Board attended 75% or more of each of (i) the total number of Board meetings held during the period of such member's service and (ii) the total number of meetings of Committees on which such member served, during the period of such member's service.

Board Independence

        Our Corporate Governance Guidelines require that at least two-thirds of the Board be independent directors, as defined under the rules of the Nasdaq Global Market ("Nasdaq"). The Board has determined that each of Ms. Dawes and Messrs. Fogarty, Lavigne, McKee, Molinelli, Savage, Staple and Tyree is "independent" under the rules of Nasdaq. In addition, each of Dr. Samuel Saks, M.D. and Mr. David Zenoff, D.B.A. was independent during the time each of them served on the Board during fiscal 2016 and 2017. The Board has also determined that each member of the Audit Committee and the Compensation Committee meets the applicable requirements of the Nasdaq rules and SEC rules and regulations.

Board Leadership Structure

        The Board recently amended our Corporate Governance Guidelines to provide that the roles of Chief Executive Officer and Chairman of the Board should be separate and that the Chairman of the Board should be an independent director. The Board believes that separation of the roles of Chief Executive Officer and Chairman of the Board is the most appropriate structure for the Company because that structure allows the Chief Executive Officer to focus his or her energy on operational issues, while the Chairman of the Board can focus on governance and other related issues, and enhances the independence of the Board. Currently, Mr. Fogarty, an independent non-employee director, serves as the Chairman of the Board and Mr. Higgins serves as a director and the Company's President and Chief Executive Officer. The Corporate Governance Guidelines adopted by the Board are posted on the Company's website at: http://www.depomed.com.

The Board's Role in Risk Oversight

        The Board oversees the establishment and maintenance of the Company's risk management processes. The Board's role in the Company's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, clinical, commercial compliance, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports to enable it to understand the Company's risk profile and the Company's risk identification, risk management and risk mitigation strategies. When a Committee receives the report, the Chairman of the relevant Committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its Committees to coordinate the risk oversight role.

        The Board delegated primary responsibility for oversight of specific risks to its committees. Specifically, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management, including in the areas of financial reporting and internal controls, reviews risks associated with product liability insurance, general liability insurance and director and officer insurance and, in coordination with the Compensation Committee, annually reviews the Company's compensation plans, programs and policies as they relate to the Company's risk management. The Compensation Committee is responsible for management of risks relating to the Company's compensation program and policies as well as oversight of other risks associated with the Compensation Committee's responsibilities under its charter. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with matters overseen by the Nominating and Corporate Governance Committee, including corporate governance, director succession planning, political and charitable contributions, insider trading, and reputational risk to the extent such risk arises from these topics.

Board Committees

        The Board has established three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. Charters for the Company's Audit, Compensation, and Nominating and Corporate Governance Committees are posted on the Company's website at: http://www.depomed.com.

        Audit Committee.    The Company's Audit Committee consists of Mr. Lavigne (Chairman), Ms. Dawes and Messrs. Staple and Tyree. The Board has determined and identified each of Messrs. Lavigne and Staple as the Company's Audit Committee financial experts under applicable SEC rules. The Board has determined that the composition of the Audit Committee meets the requirements for independence under the applicable requirements of the Nasdaq Global Market ("Nasdaq") and SEC rules and regulations.

        The Audit Committee has sole responsibility for appointing and terminating the Company's independent registered public accounting firm. In addition, the Audit Committee assists the Board in its oversight responsibilities to shareholders, specifically with respect to:

  •
  the qualifications and independence of our independent registered public accounting firm and internal auditing function;

  •
  financial statements and related disclosure matters;

  •
  internal audit, internal controls and corporate risk management;

  •
  investment policies, and tax planning and strategies;

  •
  finance organization and operations;

  •
  compliance and related party transactions; and

  •
  other related matters.

        Compensation Committee.    The Company's Compensation Committee consists of Mr. Savage (Chairman), Messrs. McKee, Molinelli and Staple. The Board has determined that the composition of the Compensation Committee meets the requirements for independence under applicable requirements of Nasdaq and SEC rules and regulations. The Compensation Committee assists the Board in its oversight responsibilities to shareholders, specifically with respect to:

  •
  evaluating the performance of the Company against corporate goals and objectives relevant to executive management compensation approved by the Board;

  •
  in consultation with the Chairman of the Board, evaluating the CEO's performance in light of corporate goals and objectives and any individual goals and objectives;

  •
  evaluating the performance of members of executive management (other than the CEO) in light of the CEO's evaluation of their performance and the corporate and individual goals and objectives;

  •
  recommending to the Board for approval CEO compensation based on the Compensation Committee's evaluation;

  •
  reviewing and approving the compensation of executive management, other than the CEO, based on the Compensation Committee's evaluation;

  •
  executive compensation disclosure (including by reviewing and discussing the Compensation Discussion and Analysis ("CD&A") with Company management and, based on such review and discussion, making a recommendation to the Board regarding whether to include the CD&A in the Company's proxy statement and/or Annual Report on Form 10-K;

  •
  overseeing, reviewing and approving inclusion of a compensation committee report in the Company's proxy statement and/or Annual Report on Form 10-K pursuant to applicable securities rules and regulations); compensation and benefit plans;

  •
  non-employee director compensation (including by reviewing periodically, and recommending to the Board for approval, the form and amount of compensation of non-employee directors of the Board for their service); and

  •
  risk oversight associated with the foregoing.

        Nominating and Corporate Governance Committee.    The Company's Nominating and Corporate Governance Committee consists of Mr. Molinelli (Chairman) and Messrs. Lavigne, McKee and Savage. The Board has determined that the composition of the Nominating and Corporate Governance Committee meets the requirements for independence under the applicable requirements of Nasdaq. The primary responsibilities of the Nominating and Governance Committee are:

  •
  identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and selecting, or recommending that the Board select, the director nominees for the next annual meeting of shareholders, or in the case of a vacancy on the Board, recommending an individual to fill such vacancy;

  •
  reviewing and recommending to the Board the appropriate organizational and board leadership structure;

  •
  reviewing the adequacy of our corporate governance principles on a regular basis;

  •
  developing and recommending to the Board a set of corporate governance guidelines applicable to the Company;

  •
  overseeing the Board's self-evaluation process, and providing the Board advice regarding Board succession;

  •
  recommending to the Board membership for each Board committee and any changes to the Board's committee structure as it deems advisable; and

  •
  providing oversight of the risks associated with matters overseen by the Nominating and Corporate Governance Committee, including corporate governance, director succession planning, political and charitable contributions, insider trading, and reputational risk to the extent such risk arises from these topics.

DIRECTOR NOMINATIONS

        The information below describes the criteria and process that the Nominating and Corporate Governance Committee uses to evaluate candidates to the Board.

        Criteria for Nomination to the Board of Directors; Process for Identifying and Evaluating Nominees.    Our Nominating and Governance Committee has adopted a Director Nomination Protocol that, together with the Company's Bylaws, describes in detail the process we use to fill vacancies and add new members to the Board. The Protocol is available at www.depomed.com under Investors—Corporate Governance, as Appendix A to the Nominating and Governance Committee charter. Under the Director Nomination Protocol, in general, while there are no specific minimum qualifications for nominees, any candidate for service on the Board should possess the highest personal and professional ethics and be committed to representing the long-term interests of the Company's shareholders. Director candidates should be committed to the Company's core values (common purpose, integrity, teamwork, agility and accountability), and must strongly support the Company's core purpose, which is to enhance the lives of the patients, families, physicians, payors and providers it serves. They must also bring to the Board a deep and wide range of experience in the business world, and diverse problem-solving talents. Typically, they will be people who have demonstrated high achievement in business or another field, enabling them to provide strategic support and guidance for the Company. Particular areas of expertise sought include: corporate strategy and development; commercial sales and marketing; commercial operations and execution; corporate finance; financial and/or accounting expertise; organizational leadership, development and management; public company management and disclosure; and corporate risk assessment and management. Directors must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company endeavors to have a Board representing diverse experience at policy-making levels in areas that are relevant to the Company's activities. The Company does not have a policy with respect to diversity in identifying or selecting nominees for the Board. However, in evaluating nominees, the Nominating and Corporate Governance Committee and the full Board assess the background of each candidate in a number of different ways, including how the individual's qualifications complement, strengthen and enhance those of existing Board members as well as the anticipated future needs of the Board. The Board also performs an annual self-evaluation, through which the members of the Board assess the Board's performance and ways in which such performance can be improved. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. The Company also will consider the candidate's independence under applicable Nasdaq listing standards and the Company's Corporate Governance Guidelines.

        The Nominating and Governance Committee will identify potential candidates to recommend to the full Board and a search firm may be engaged to identify additional candidates and assist with initial screening. The Nominating and Governance Committee and the Chairman of the Board will perform the initial screening and review the credentials of all candidates to identify candidates that they feel are best qualified to serve. The Chairman of the Nominating and Governance Committee, working with the Chairman of the Board, will obtain background and reference information, as appropriate, for the candidates under consideration. The Nominating and Governance Committee will review all available information concerning the candidates' qualifications and, in conjunction with the Chairman of the Board, will identify the candidate(s) they feel are best qualified to serve on the Company's Board. The members of the Nominating and Governance Committee, the CEO, and the Chairman of the Board (or the Chairman of the Board's delegate from the Board) will meet with the leading candidates to further assess their qualifications and fitness, and to determine their interest in joining the Board. Following the meeting, the Board member participants and the Chairman of the Board will make a recommendation concerning the candidate to the Nominating and Governance Committee, which will consider whether to recommend the candidate to the full Board for election.

        Director Candidates Recommended by Shareholders.    The Nominating and Governance Committee will consider candidates recommended by shareholders. The procedures that shareholders should use to nominate directors are provided in our Bylaws. For details, see "—SHAREHOLDER PROPOSALS" below. Shareholders should also provide such additional information as will allow the Nominating and Governance Committee to evaluate the candidate in light of the key principles listed above, including but not limited to information concerning the candidate's commitment to the Company's core values, personal and professional ethics, business experience and independence. The Nominating and Governance Committee may ask the candidate or the shareholder nominating the candidate to provide additional information at any time, and may conduct its own investigation of a candidate's background, as the Nominating and Governance Committee deems appropriate under the circumstances. There are no differences in the manner of evaluation if the nominee is recommended by a shareholder.

        Nominees to the Board of Directors for the Annual Meeting.    The nominees for the Annual Meeting were recommended for selection by the Nominating and Corporate Governance Committee and were selected by the Board. Each of the nominees listed in this Proxy Statement is a current director standing for re-election.

COMMUNICATIONS WITH DIRECTORS

        The Company believes that communication between the Board, shareholders and other interested stakeholders is an important part of the Company's corporate governance process. To this end, the Board has adopted Shareholder Communication Procedures that are available at http://www.depomed.com under Investors—Corporate Governance and that provide a process for shareholders to send communications to the Board, any individual director or the non-management directors as a group, through the Chairman. Communications may be sent in writing or by email to: James P. Fogarty, Chairman, Depomed, Inc., c/o Matthew M. Gosling, Corporate Secretary, 7999 Gateway Blvd., Suite 300, Newark, California 94560, Email: corpgov@depomed.com.

        The Corporate Secretary will act as agent for the independent Chairman in facilitating direct communications to the Board. The Corporate Secretary will review, sort and summarize the communications. The Corporate Secretary will not, however, "filter out" any direct communications from being presented to the independent Chairman without instruction from the independent Chairman, and in such event, any communication that has been filtered out will be made available to any non-employee director who asks to review it. The Corporate Secretary will not make independent decisions with regard to what communications are forwarded to the independent Chairman. The Corporate Secretary will send a reply to the sender of each communication acknowledging receipt of the communication.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Ms. Dawes, Mr. Fogarty and two former directors, Dr. Samuel R. Saks and Dr. David B. Zenoff, served as members of the Company's Compensation Committee during 2016. None of the members of the Compensation Committee who served on the Compensation Committee during 2016 is, or has ever been, an officer or employee of the Company or any of its subsidiaries. None of these directors had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K (Certain Relationships and Related Transactions). No interlocking relationship exists, or in the past fiscal year has existed, between any member of the Compensation Committee who served on the Compensation Committee during 2016 and any member of any other company's board of directors or compensation committee.

CODE OF ETHICS

        The Board has adopted a Code of Business Conduct and Ethics that applies to all of the Company's employees, officers and directors, including its principal executive officer and its principal financial officer or persons performing similar functions. A copy of the code is available on the Company's website at: http://www.depomed.com and any amendments to or waivers of the code will posted to such website. We intend to disclose future amendments to certain provisions of the code, and any waivers of the code granted to executive officers and directors, on the website within four business days following the date of the amendment or waiver.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) of the Exchange Act and SEC rules, the Company's directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during fiscal year 2016, all such SEC filings were filed on time, except for the filings made on behalf of each of the named executive officers (not including R. Scott Shively, who resigned from the Company effective November 4, 2016) on December 6, 2016 with respect to shares of restricted stock units forfeited to meet the tax liability triggered by the vesting of such restricted stock units by each such officer on December 1, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Audit Committee of the Board is responsible for monitoring and reviewing issues involving potential conflicts of interest and reviewing and approving related party transactions. During fiscal year 2016 the Company did not engage, and does currently not propose to engage, in any transaction or series of transactions required to be disclosed by Item 404(a) of Regulation S-K in which the amount involved exceeded or exceeds $120,000 and in which any of the Company's directors or executive officers, any holder of more than 5% of any class of the Company's voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, nor was any director or executive officer or any of their family members indebted to the Company in any amount in excess of $120,000 at any time.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

        The following table sets forth information regarding ownership of the Company's common stock as of June 15, 2017 (or for information based on filings with the SEC as of the dates specified below) by (a) each person known to the Company to own more than 5% of the outstanding shares of the Company's common stock, (b) each director and director nominee, (c) each named executive officer and (d) all current directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other information made available to the Company that is deemed reliable.

Name of Beneficial Owner(1)	Aggregate Number of Shares of Common Stock(2)		Number Subject to Convertible Securities Exercisable Within 60 days	Percentage of Common Stock(2)
BlackRock, Inc(3)	8,232,253	(4)	—	13.08%
Starboard Value LP(9)	5,490,000	(10)	—	8.72%
Senvest Management, LLC(5)	5,439,931	(6)	—	8.64%
The Vanguard Group(7)	4,181,478	(8)	—	6.64%
Arthur J. Higgins	16,000	(13)	—	*
James A. Schoeneck(11)	495,105		—	*
Thadd M. Vargas(14)	122,293		122,293	*
Matthew M. Gosling	417,960		397,295	*
August J. Moretti	412,128		370,343	*
Peter D. Staple	232,912		130,378	*
Karen A. Dawes	171,376		155,378	*
Srinivas G. Rao, M.D.(15)	185,086		165,559	*
Louis J. Lavigne, Jr.	72,912		65,378	*
James P. Fogarty	21,071		4,621	*
Robert G. Savage	4,621		4,621	*
James L. Tyree	4,621		4,621	*
Gavin T. Molinelli	3,252		3,252	*
William T. McKee	3,252		3,252	*
R. Scott Shively(12)	7,042		—	*
All current directors & executive officers as a group (13 persons)	1,667,484		1,426,991	2.59%

*
Less than one percent

(1)
Except as otherwise indicated, the address of each beneficial owner listed in the table is Depomed, Inc., 7999 Gateway Blvd., Suite 300, Newark, California 94560.

(2)
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days of June 15, 2017. Percentage ownership is based on 62,995,076 shares of the Company's common stock outstanding as of June 15, 2017. Shares of common stock subject to stock options and restricted stock units vesting on or before August 14, 2017 (within 60 days of June 15, 2017) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of other persons. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown. Unless otherwise noted, none of the shares shown as beneficially owned on this table are subject to pledge.

(3)
The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)
As of December 31, 2016, BlackRock, Inc. disclosed having (i) sole voting power with respect to 8,105,252 shares of common stock and (ii) sole dispositive power with respect to 8,232,253 shares of common stock. This information was obtained from the Schedule 13G/A filed on January 12, 2017 with the SEC by BlackRock, Inc.

(5)
The address of Senvest Management, LLC is 540 Madison Avenue, 32nd Floor, New York, New York 10022. The address of Richard Mashaal (who is the managing member of the Senvest Management, LLC) is c/o Senvest Management, LLC is 540 Madison Avenue, 32nd Floor, New York, New York 10022.

(6)
As of December 31, 2016, Senvest Management, LLC, and Richard Mashaal, the managing member of Senvest Management, LLC, disclosed having shared voting and dispositive power with respect to 5,439,931 shares of common stock (including 259,926 shares of common stock issuable upon exercise of options). This information was obtained from the Schedule 13G/A filed on February 13, 2017 with the SEC by Senvest Management, LLC and Richard Mashaal.

(7)
The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(8)
As of December 31, 2016, The Vanguard Group disclosed having (i) sole voting power with respect to 121,451 shares of common stock , (ii) sole dispositive power with respect to 4,055,705 shares of common stock, (iii) shared voting power with respect to 7,361 shares of common stock, and (iv) shared dispositive power with respect to 125,773 shares of common stock. This information was obtained from the Schedule 13G/A filed on February 9, 2017 with the SEC by The Vanguard Group.

(9)
The address for Starboard Value LP is 777 Third Avenue, 18th Floor, New York, New York 10017.

(10)
As of March 28, 2017, Starboard Value LP disclosed having sole voting power and sole dispositive power with respect to all of the shares included in the table above. This information was obtained from Schedule 13D/A filed on March 30, 2017 with the SEC by Starboard Value LP and certain of its affiliates, including Mr. Molinelli, who serves as a director of the Company and as a partner of Starboard Value LP. Mr. Molinelli disclosed having sole voting and sole dispositive power over 3,252 shares of common stock underlying stock options exercisable within 60 days of June 15, 2017 that were granted to Mr. Molinelli by the Board of the Company in his capacity as a director of the Company. Mr. Molinelli disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein, and this report shall not be deemed an admission that such person is the beneficial owner of the securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

(11)
Includes 495,105 shares of common stock held in Mr. Schoeneck's family trust and over which Mr. Schoeneck has shared voting power and shared dispositive power. Mr. Schoeneck resigned from the Company effective March 28, 2017.

(12)
Mr. Shively resigned from the Company effective November 4, 2016.

(13)
Includes 1,000 shares of common stock held by Mr. Higgins' child.

(14)
On July 12, 2017, the Company entered into an agreement with Mr. Vargas pursuant to which he will retire and resign as an officer of the Company, effective July 31, 2017.

(15)
On June 30, 2017, the Company entered into an agreement with Dr. Rao pursuant to which he resign as an officer of the Company, effective July 31, 2017.

 EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

        The Company's executive officers and other members of senior management are set forth in the table below. Biographical information for Mr. Higgins is set forth above under "BOARD OF DIRECTORS."

Name	Age	Position
Executive Officers
Arthur J. Higgins	61	President and Chief Executive Officer
August J. Moretti	66	Chief Financial Officer and Senior Vice President
Matthew M. Gosling	46	Senior Vice President and General Counsel
Srinivas G. Rao, M.D., Ph.D.(1)	48	Senior Vice President and Chief Medical Officer
Thadd M. Vargas(2)	51	Senior Vice President, Business Development
Other Senior Management
Sharon D. Larkin	53	Senior Vice President, Human Resources
Peter W. Schineller	57	Senior Vice President, Sales

(1)
On June 30, 2017, the Company entered into an agreement with Dr. Rao pursuant to which he resign as an officer of the Company, effective July 31, 2017.

(2)
On July 12, 2017, the Company entered into an agreement with Mr. Vargas pursuant to which he will retire and resign as an officer of the Company, effective July 31, 2017.

        August J. Moretti has served as Chief Financial Officer and Senior Vice President since January 2012. From 2004 to December 2011, Mr. Moretti served as Chief Financial Officer and Senior Vice President of Alexza Pharmaceuticals, Inc., a publicly-held pharmaceutical company. From 2001 to 2004, Mr. Moretti served as Chief Financial Officer of Alavita, Inc. (formerly Surromed, Inc.). Prior to Alavita, Mr. Moretti was a partner of Heller Ehrman LLP, an international law firm. Mr. Moretti holds a B.A. from Princeton University and a J.D. from Harvard Law School.

        Matthew M. Gosling has served as Senior Vice President and General Counsel since January 2011 and Vice President and General Counsel since June 2006. Prior to joining the Company, Mr. Gosling was a partner of Heller Ehrman LLP, an international law firm. Mr. Gosling holds a B.A. from Trinity University and a J.D. from the University of Chicago.

        Srinivas G. Rao has served as Senior Vice President and Chief Medical Officer since July 2014. Prior to joining the Company in 2014, Dr. Rao served as Executive Vice President and Head of Neuroscience at Retrophin, Inc. From 2011 to 2013, Dr. Rao served as Founder and Chief Executive Officer of Kyalin Biosciences, Inc., a privately held biotechnology company he founded and that was acquired by Retrophin in 2013. From 2001 to 2011, Dr. Rao served as Chief Scientific Officer of Cypress Bioscience, Inc. Dr. Rao currently serves on the board of a privately-held company. Dr. Rao holds a M.D. and a Ph.D. from Yale University.

        Thadd M. Vargas has served as Senior Vice President, Business Development since December 2008, after having served as Vice President, Business Development since December 2002. Prior to joining the Company, Mr. Vargas served as Vice President of Finance at Worldres.com, Inc., Director of Finance at Kosan Biosciences, Inc. and Director of Business Development at Anergen, Inc. Prior to joining Anergen, Mr. Vargas was a member of Ernst & Young LLP's life sciences audit practice. Mr. Vargas currently serves on the board of a privately-held company. Mr. Vargas holds a B.A. from the University of California at Santa Barbara.

        Sharon D. Larkin has served as Senior Vice President, Human Resources since April 2017. Prior to joining the Company, Ms. Larkin worked at Abbott Laboratories for 23 years, most recently serving as

Divisional Vice President, Human Resources, Medical Devices Group. Ms. Larkin provided worldwide human resources leadership to Abbott's five medical device operating businesses which included Vascular, Diabetes Care, Medical Optics, Structural Heart and Electrophysiology. Prior to Abbott, she held leadership positions at the Federal Bank of Atlanta, Jacksonville Branch. Ms. Larkin holds a B.S. from the Georgia Institute of Technology College of Management.

        Peter W. Schineller has served as Senior Vice President, Sales since July 2017. Prior to joining the Company, between July 2015 and July 2017, Mr. Schineller served as Chief Commercial Officer at SkylineDx B.V., a privately-held diagnostic company. From June 2013 until July 2015, Mr. Schineller served as Chief Commercial Officer at Agendia N.V. Prior to Agendia, Mr. Schineller served as Senior Vice President and Chief Commercial Officer at Alexa Pharmaceuticals. Prior to joining Alexa, Mr. Schineller served in senior commercial roles at Ventana Medical Systems, Inc., Genoptix Medical Laboratories and Cypress Bioscience, Inc. Mr. Schineller has also held positions at Elan Pharmaceuticals, Inc., Dura Pharmaceuticals, Inc. and Abbott Laboratories, Inc. Mr. Schineller holds a B.A. from the State University of New York at Stony Brook.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid in 2016, to each of the named executive officers. This compensation discussion and analysis focuses on the information contained below under this "EXECUTIVE COMPENSATION" section, and in the related footnotes and narrative.

  General

        The Company's Compensation Committee is responsible for overseeing our compensation program, including compensation awarded to the named executive officers. The Company's compensation philosophy is to provide a competitive balance of cash and equity compensation, benefits, and development opportunities in order to attract and retain the talent necessary to create a collaborative, high-performing work environment that contributes to the Company's overall success and shareholder value. The key objectives of the Company's executive compensation program are to be:

  •
  Performance-driven, to align the interests of the Company's executives and shareholders, fairly reward executives for their efforts, and provide a strong, direct link between the Company's financial and strategic goals and executive compensation;

  •
  Market competitive, to ensure that the Company attracts and retains executives to lead and manage the Company who are talented, qualified, and capable of achieving the Company's business objectives;

  •
  Motivational and retention-oriented, so that executives remain dedicated to the Company and its overall growth and performance; and

  •
  Transparent, to ensure that executives receive the information necessary to understand and make informed choices regarding their total compensation packages.

        The primary components of the Company's executive compensation program are base salary, annual cash bonus and stock-based awards. The Company believes that these components, along with the Company's other benefits and its commitment to career development, foster a productive, team-oriented work environment that offers the Company's employees the flexibility and opportunity to thrive in a collaborative atmosphere and to receive meaningful rewards and recognition for their contributions to the Company's growth and success. The Company views these components of compensation as related but distinct. That is, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. The Company determines the appropriate level for each compensation component based in part, but not exclusively, on individual performance, competitive compensation information in light of the Company's recruiting and retention goals, and its view of internal equity and consistency. The Company believes that, as is common in the pharmaceutical industry, stock-based awards, salary, and cash bonuses are all necessary to attract and retain employees. To date, the Company has not adopted any formal policies or guidelines for allocating compensation between long-term and short-term compensation, or between cash and non-cash compensation.

        The Chief Executive Officer assists the Compensation Committee in its annual review of the base salaries and other compensation elements for other executive officers. Specifically, the Chief Executive Officer makes recommendations to the Committee regarding base salary increases, equity incentive grants, and the level of achievement of individual objectives for the other executive officers. The Chief Executive Officer discusses his recommendations with the Compensation Committee and the Committee then makes a decision on the compensation package for each named officer. The

Compensation Committee, without the Chief Executive Officer present, performs an annual review of the base salary and other compensation elements for the Chief Executive Officer.

        The Compensation Committee's objective is to ensure strong alignment among the Company's executive performance, executive compensation and shareholder value. The Compensation Committee's recently appointed members, with the assistance of the Company's recently appointed Chief Executive Officer, will continue to review the Company's compensation practices in light of that objective.

        In connection with this ongoing review, the Compensation Committee continues to revise the executive compensation program to implement and maintain what it believes to be are best practices with respect to executive compensation. The Company's executive compensation corporate governance framework includes the following practices, each of which reinforces our executive compensation objectives:

  •
  we use performance-based incentives;

  •
  Management Continuity Agreements entered into with each of our executive officers provide for double trigger severance benefits meaning that both a change in control and termination of employment are required for severance benefits to be paid;

  •
  we do not provide for automatic single trigger vesting of equity awards upon the occurrence of a change in control;

  •
  we maintain stock ownership guidelines for executives and nonemployee directors;

  •
  we prohibit golden parachute excise tax gross-ups for all of our executive officers;

  •
  the Compensation Committee retains the services of an independent executive compensation consultant who provides services directly to the Compensation Committee;

  •
  we conduct an annual say-on-pay vote;

  •
  we regularly review the peer group we use for compensation comparisons to ensure that it appropriately aligns with the Company; and

  •
  we prohibit our directors, officers and employees from engaging in hedging or monetization transactions, including short sales or transactions in publicly traded options, and generally prohibiting the pledging of Company securities as collateral.

  Review of Competitive Market; Compensation Consultant

        To assist with the analysis of executive compensation for fiscal year 2016, the Compensation Committee engaged Willis Towers Watson, a global professional services firm with expertise consulting on executive compensation matters in general and with specific expertise in the biopharma industry. Willis Towers Watson reports directly to the Compensation Committee, and the Compensation Committee has the sole authority to hire, fire and direct the work of Willis Towers Watson. For fiscal year 2016, Willis Towers Watson advised the Compensation Committee on a variety of compensation-related issues, including:

  •
  refining the Company's peer group for executive compensation purposes;

  •
  providing general information concerning executive compensation trends and developments, and regulatory developments;

  •
  compiling, analyzing and presenting competitive data to assist the Compensation Committee with its executive compensation decisions, including that of the Chief Executive Officer and the Company's other executive officers; and

  •
  providing information and analysis concerning hedging/pledging, clawback and share ownership guidelines

Other than providing the advice and services described above, Willis Towers Watson provided no other services to either the Company or the Compensation Committee during fiscal year 2016. Pursuant to SEC rules, the Compensation Committee has assessed the independence of Willis Towers Watson and concluded it is independent and that no conflict of interest exists that would prevent Willis Towers Watson from independently providing services to the Compensation Committee.

        The Compensation Committee considers various sources of third party compensation information in connection with its compensation decisions. In particular, the committee considers compensation packages offered by its competitors for executive talent. In connection with its fiscal year 2016 compensation review, the Compensation Committee reviewed publicly available compensation information compiled by Willis Towers Watson related to 16 commercial stage specialty pharmaceutical companies with revenues and market capitalizations generally similar to the Company. The median trailing twelve month revenues for the peer group, when the group was selected in October 2016, was approximately $482 million, and the median market capitalization of the peer group companies was approximately $2.6 billion at that time. The companies reviewed included:

  Acorda Therapeutics, Inc.
  Akorn, Inc.
  Alkermes plc
  AMAG Pharmaceuticals, Inc.
  Ariad Pharmaceuticals Inc.
  Emergent BioSolutions, Inc.
  Horizon Pharma plc
  Impax Laboratories Inc.
  Ionis Pharmaceuticals, Inc. (f/k/a ISIS Pharmaceuticals, Inc.)
  Jazz Pharmaceuticals plc
  Medivation, Inc.
  Nektar Therapeutics
  Pacira Pharmaceuticals, Inc.
  Sagent Pharmaceuticals, Inc.
  Seattle Genetics, Inc.
  The Medicines Company

        The peer list above includes 14 of the 16 companies utilized in the Compensation Committee's 2015 executive compensation review. After consultation with Willis Towers Watson, the Compensation Committee removed two companies (BioMarin Pharmaceutical, Inc. and Insys Therapeutics, Inc.). The Compensation Committee added two new proxy peers as replacements for the companies that were removed (AMAG Pharmaceuticals and Jazz Pharmaceuticals). The Committee noted that while Jazz Pharmaceuticals and certain other peers (including Medivation and Seattle Genetics) had a significantly larger market capitalization than the Company, the Committee determined the peers were appropriate in light of the Company's recent and expected future growth, and the fact that the Company may compete with the peers for executive and other talent. In light of recent developments in the Company's business, the Committee is reviewing and may revise its proxy peers for 2017.

        The Compensation Committee also reviewed a custom survey prepared for Willis Towers Watson by Radford Surveys & Consulting, a business unit of Aon plc, that analyzed compensation results from 24 US-based publicly held biotech and pharmaceutical companies with 50 to 2,500 employees and annual revenues generally from $50 million to $1.5 billion. Companies represented in the report included 14 of the proxy peers identified above. The 24 companies contained in the report are: Acorda Therapeutics Inc., Aegerion Pharmaceuticals Inc., Alkermes, AMAG Pharmaceuticals, Ariad Pharmaceuticals, BioMarin Pharmaceutical, Emergent BioSolutions Inc., Horizon Pharma, Impax Laboratories , Incyte, Ionis Pharmaceuticals, Jazz Pharmaceuticals, Medivation, Nektar Therapeutics, Pacira Pharmaceuticals, Raptor Pharmaceuticals Corp., SciClone Pharmaceuticals, Sucampo

Pharmaceuticals Inc., The Medicines Company, United Therapeutics Corporation, Vertex Pharmaceuticals Inc. and Vivus Inc.

        The Compensation Committee reviews the information described above in order to understand current compensation practices at peer companies. However, the Compensation Committee does not engage in formal benchmarking relative to peer companies.

  Compensation Elements

        Base Salary.    The Company seeks to provide its executive officers with competitive annual base salaries in order to attract and retain talented individuals. However, the Company seeks to ensure that a substantial portion of its executives' compensation depends on the achievement of corporate and individual goals. In determining appropriate salary levels for a given executive officer, the Compensation Committee considers the following factors:

  •
  individual performance;

  •
  experience and skills

  •
  external market conditions;

  •
  level of responsibility;

  •
  breadth, scope, and complexity of the position; and

  •
  executives' salaries relative to each other.

        Based on the criteria above, in February 2017 and February 2016, the Compensation Committee increased the base salary levels of the named executive officers. The salary increases in 2016 included adjustments based on market conditions for certain executives. The increases were effective as of March 1 of each year.

Base Salary ($) and Increase (%)
Name and Principal Position	2017	2016
James A. Schoeneck(1) Former President and Chief Executive Officer	825,000 / 3.1	800,000 / 10.3
August J. Moretti Senior Vice President and Chief Financial Officer	438,048 / 3.1	425,000 / 9.6
Matthew M. Gosling Senior Vice President and General Counsel	494,000 / 4.0	475,000 / 5.6
Srinivas G. Rao(2) Senior Vice President and Chief Medical Officer	445,018 / 4.7	—
R. Scott Shively(3) Former Senior Vice President and Chief Commercial Officer	—	425,000 / 11.5
Thadd M. Vargas(4) Senior Vice President, Business Development	372,300 / 2.0	365,000 / 4.1

(1)
Mr. Schoeneck resigned from the Company effective March 28, 2017.

(2)
Dr. Rao will resign from the Company effective July 31, 2017.

(3)
Mr. Shively resigned from the Company effective November 4, 2016.

(4)
Mr. Vargas will retire and resign from the Company effective July 31, 2017.

        Cash Bonus.    The Company's executive officers participate in the Depomed, Inc. Annual Bonus Plan (the "Bonus Plan"), which provides for annual cash bonuses based on the achievement of individual and corporate objectives. Payment of annual cash bonuses is designed to reward performance for achieving individual and corporate business goals, which the Company believes increases shareholder value. For 2016, executives' cash bonus target as a portion of base salary was 100% for the Chief Executive Officer, 50% for the Company's Chief Financial Officer, the General Counsel and the Chief Medical Officer and 40% for the Company's Senior Vice President, Business Development.

        Executive officers' bonus payouts are tied in significant part to company-wide corporate objectives approved by the Board that are generally set late in the fourth quarter of the prior year or shortly after the beginning of the current year. Corporate objectives are generally quantitative in nature, so that their achievement can be objectively measured, and are weighted by relative importance. Following the completion of the fiscal year, the Compensation Committee assesses the Company's performance relative to the corporate goals, and applies a "corporate multiplier" based on that assessment. A corporate multiplier of 100% reflects 100% achievement of corporate objectives. The Board makes the final determination of the corporate multiplier, after receiving a recommendation from the Compensation Committee. The weighting of the achievement of corporate objectives as a portion of an executive's total bonus payout is 100% in the case of the Chief Executive Officer and 65% in the case of all other executive officers. For 2016, achievement of the Company's overall corporate objectives was considered at Compensation Committee meetings held on January 12, 2017 and February 8, 2017. Individual performance was considered, and final executive compensation determinations were made, at a Compensation Committee meeting held on February 8, 2017. Pursuant to the Company's Bonus Plan, the Company may elect to limit or not pay bonuses due to adverse corporate developments or other matters affecting the Company's business. To date, the Company has not elected to do so.

        The Board does not classify individual objectives by their relative difficulty, but believes that the Company's corporate objectives are, on the whole, ambitious but achievable. The corporate multipliers established after assessing the Company's performance relative to the corporate goals for 2012, 2013, 2014, 2015 and 2016 were 89.5%, 115.5%, 118%, 122%, and 86.75% respectively.

        Corporate objectives for 2016, their relative weights, and the extent to which the Compensation Committee has determined they were achieved (which determination was approved by the full Board in February 2017), are set forth below.

	Goal	Weight	Extent Achieved
1.	Achieve net product sales target of $525 million	35%	65% (.2275)
2.	Demonstrate financial strength by achieving EPS (non-GAAP) target of $1.50 and positive cash flow targets of $126 million	20%	70% (.14)
3.	Execute development of the business consistent with three-year strategic plan by achieving the following metrics: (a) increasing demand growth of Nucynta ER; (b) updating three-year strategic plan; and (c) identifying and advancing deals to support three-year strategic plan plus financing, as needed	15%	90% (.135)
4.	Enhance and protect future cash flow by: (a) positive resolution of Nucynta ANDA litigation; (b) initiation of NUCYNTA contract manufacturing transfer and timelines; (c) successful resolution of inter-partes review ("IPR") appeals; (d) initiation of cebranopadol TQT study by June 2016; (e) conducting end of phase 2 meeting with the U.S. Food and Drug Administration ("FDA") by December 2016; and (f) developing and beginning to implement life cycle plan for products	20%	130% (.26)
5.
	Develop infrastructure and culture to support current and future growth by: (a) enhancing company culture consistent with the Company's vision, mission and values; (b) preparing succession and development plans for directors and above positions; (c) achieving unwanted turnover target of 12% or less and achieving the goal of 25% of manager level and above positions filled internally; (d) completing process mapping exercise for key clinical, regulatory, and supply processes and identifying gaps and ensure mitigation: and (e) developing phase 3 clinical development and regulatory structure, processes and personnel	10%	105% (.105)
Corporate Multiplier			86.75%

        Under the Bonus Plan, the Chief Executive Officer does not have individual goals separate from the Company's corporate objectives. As such, Mr. Schoeneck's 2016 bonus of $694,000 is equal to 86.75% of his 2016 bonus target of $800,000.

        The weighting of individual goals as a portion of other executives' total bonus payout for 2016 was 35%. The Chief Executive Officer sets individual goals for each of the other executive officers. Individual objectives may be quantitative or qualitative in nature, weighted by relative importance and linked with corporate goals. Following the completion of the year, the Compensation Committee, in consultation with the Chief Executive Officer, reviews the achievement of individual goals and determines the extent to which each goal was achieved, where a rating of "1" (or 100%) indicates full achievement of a given goal. An executive may earn a rating of up to "1.25" (or 125%) with respect to a particular goal if his performance in achieving the goal exceeds expectations. Based on each executive's achievement of his individual goals and the weighting of the goals, he receives an overall individual rating that is generally close to, but not necessarily equal to, the sum of each individual goal multiplied by the extent achieved.

        Each executive's total annual cash bonus is determined by applying the corporate multiplier to the portion of his bonus target tied to corporate objectives, and by applying his overall individual rating to the portion of his bonus target tied to individual goals, subject to adjustment in the discretion of the Compensation Committee.

        The 2016 individual objectives for Mr. Moretti, the Company's Senior Vice President and Chief Financial Officer, and his overall individual rating, were as follows:

	Goal	Weight
1.	Achieve corporate objective No. 1 (related net product sales)	30%
2.	Achieve corporate objective No. 2 (related to EPS and cash flow targets)	30%
3.	Contribute to achievement corporate objective No. 2 (related to execution and development of the Company's business consistent with the Company's three-year plan, and development of next three-year plan)	30%
4.	Contribute to the achievement of corporate objective No. 5 (related to the improvement of organization infrastructure and capabilities)	10%
Overall Individual Rating		.85

On Mr. Schoeneck's recommendation, Mr. Moretti's overall achievement of his individual objectives was set at .85. After discussion with Mr. Schoeneck, the Compensation Committee awarded Mr. Moretti a cash bonus of $183,042, which reflects the corporate multiplier for the portion of his bonus attributable to overall corporate performance, and 85% of the portion of his bonus target attributable to individual objectives.

        The 2016 individual objectives for Mr. Gosling, the Company's Senior Vice President and General Counsel, and his overall individual rating, were as follows:

	Goal	Weight
1.	Contribute to achievement of 2016 corporate objective No. 4 (related to enhancement and protection of future cash flow) through intellectual property litigation and related initiatives	50%
2.	Contribute meaningfully to the achievement of 2016 corporate objective No. 3 (related to the development of the Company's business consistent with the three-year Strategic plan)	25%
3.	Ensure the Company's compliance function and program remain effective and appropriate for the scope of the Company's 2016 activities	15%
4.	Contribute to achievement of 2016 corporate objective No. 5 (related to the development of infrastructure and culture to support the Company's current and anticipated future growth, including compliance infrastructure and effectiveness)	10%
Overall Individual Rating		1.20

On Mr. Schoeneck's recommendation, Mr. Gosling's overall achievement of his individual objectives was set at 1.20. After discussion with Mr. Schoeneck, the Compensation Committee awarded Mr. Gosling a cash bonus of $233,670, which reflects the 86.75% corporate multiplier for the portion of his bonus attributable to overall corporate performance, and 120% of the portion of his bonus target attributable to individual objectives.

        The 2016 individual objectives for Mr. Vargas, the Company's Senior Vice President, Business Development, and his overall individual rating, were as follows:

	Goal	Weight
1.	Source new business development transactions consistent with the three-year Strategic plan	40%
2.	Work with the strategy team to establish a new three-year plus strategic plan	30%
3.	Enhance and protect future cash flow from IP litigation	20%
4.	Contribute to the achievement of corporate objective No. 5 (related to the development of infrastructure and culture to support current and future growth	10%
Overall Individual Rating		.80

On Mr. Schoeneck's recommendation, Mr. Vargas's overall achievement of his individual objectives was set at .80. After discussion with Mr. Schoeneck, the Compensation Committee awarded Mr. Vargas a cash bonus of $123,206, which reflected the corporate multiplier for the portion of his bonus attributable to overall corporate performance, and 80% of the portion of his bonus target attributable to individual objectives.

        The 2016 individual objectives for Dr. Rao, the Company's Senior Vice President and Chief Medical Officer, and his overall individual rating, were as follows:

	Goal	Weight
1.	Improve the overall effectiveness of the medical R&D function, including clinical trial design, execution advocacy, key opinion leader engagement and the cohesiveness of the team	25%
2.	Advance clinical development of cebranopadol	30%
3.	Develop abuse-liability differentiation plan for Nucynta IR/ER	20%
4.	Execute life-cycle management initiatives	15%
5.	Develop and progress medical communications, regulatory submissions and pediatric studies	10%
Overall Individual Rating		1.10

On Mr. Schoeneck's recommendation, Dr. Rao's overall achievement of his individual objectives was set at 1.10. After discussion with Mr. Schoeneck, the Compensation Committee awarded Dr. Rao a cash bonus of $201,636, which reflected the corporate multiplier for the portion of his bonus attributable to overall corporate performance, and 110% of the portion of his bonus target attributable to individual objectives.

  Stock-Based Awards

        The Compensation Committee grants stock options and restricted stock units ("RSUs") to executive officers to motivate them to drive the achievement of corporate objectives, to aid in their retention, and to align their interests with those of the Company's shareholders by providing executives with an equity stake. Stock options granted to executive officers have an exercise price equal to 100% of the fair market value of the Company's common stock (the closing sales price on Nasdaq) on the date of grant, so they have value only to the extent that the market price of the Company's common stock increases after the date of grant. Typically, stock options vest and become exercisable over four years. One-quarter of the shares subject to the option vest after one year in the case of initial option grants. Subsequent annual option grants have historically generally vested monthly. Stock options remain the most popular equity vehicle for the Company and the companies in its peer group. The RSUs granted by the Company vest in four equal installments over approximately four years. For equity incentive awards made in February 2017, in consultation with Willis Towers Watson, the Committee set target award levels at its January 2017 meeting for the Chief Executive Officer, Senior Vice Presidents, and for other Company Vice Presidents who report to the Chief Executive Officer. The target award levels were based on the Company's trailing 90-day average stock price as of December 31, 2016, consistent with the methodology employed by the Committee in past years.

        Stock options typically are granted to executive officers when they join the Company, and then in connection with significant changes in responsibilities. In considering initial option grants for executives, the Committee takes into account the total compensation package offered to the executive, equity grants to comparable executives at similarly situated companies, and the number of stock options granted to the new executive relative to the stock options held by or granted to the Company's other executives. The Company may also award RSUs in connection with an executive's initial employment or promotion, taking into account similar or other relevant factors.

        The Compensation Committee also considers and typically awards annual grants for executive officers based on the same factors it considers in making initial option grants, as well as the executive's performance, the Company's performance relative to corporate objectives, and recent growth or decline in shareholder value. Annual grants are generally made in the first quarter of the fiscal year. The date of the meeting of the Compensation Committee at which the annual grants are made is set in advance, and is not coordinated with the release of information concerning the Company's business. In February 2017, in connection with its determinations regarding executive compensation, the committee made annual grants to Mr. Schoeneck (245,000 options and 105,000 RSUs), Mr. Moretti (54,200 options and 23,000 RSUs), Mr. Gosling (87,000 options and 37,000 RSUs), Dr. Rao (66,400 options and 29,500 RSUs) and Mr. Vargas (24,000 options and 10,000 RSUs). The number and value of equity awards targeted for and made to named executive officers declined relative to the prior year. In connection with his resignation on March 28, 2017, Mr. Schoeneck forfeited all of the equity awards he received in February 2017.

  Chief Executive Officer Compensation

        In setting Mr. Schoeneck's base salary for 2017, the Compensation Committee reviewed Mr. Schoeneck's performance as well as an analysis by Willis Towers Watson of compensation paid to other CEOs of publicly-traded pharmaceutical companies identified above under "Review of Competitive Market". The Compensation Committee determined that a total compensation package near the median of the peer group was appropriate for Mr. Schoeneck. The Compensation Committee set Mr. Schoeneck's base salary at $825,000 per year and granted him the equity awards as described above and a $694,000 cash bonus based on Company performance. Each of the various elements of Mr. Schoeneck's compensation package is near the median for the Company's peer group.

        Mr. Schoeneck resigned from the Company effective March 28, 2017. For additional information, see section entitled "EXECUTIVE COMPENSATION—Potential Payments upon Termination or Change in Control".

  Severance Agreements

        In February 2016, the Company adopted the amended Management Continuity Agreements described below in the section entitled "EXECUTIVE COMPENSATION—Potential Payments upon Termination or Change in Control". The Company adopted the agreements in order to support its objectives of an overall executive compensation package that is competitive with the Company's peers, and the retention of qualified executives.

  Compensation Policies and Practices as They Relate to the Company's Risk Management

        The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company. The Board believes its approach to setting corporate goals and individual objectives, bonus payouts at varying levels of performance, and thorough evaluation of performance results assist in mitigating excessive risk-taking that could harm the Company's value or reward poor judgment by executives. The Board believes the allocation of compensation among base salary and short and long-term cash and equity-linked compensation discourages excessive risk-taking. The Board believes applying Company-wide metrics encourages decision-making that is in the best long-term interests of the Company and its shareholders as a whole. Also, the multi-year vesting of equity awards discourages excessive short-term risk taking.

  Other Benefits

        Executive officers are eligible to participate in all of the Company's employee benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance and 401(k) plan, in each case on substantially the same basis as other employees, subject to applicable law. The Company also provides vacation and other paid holidays to all employees, including executive officers, all of which the Company believes to be comparable to those provided at peer companies.

  Tax and Accounting Considerations

        In making compensation decisions affecting the executive officers, the Compensation Committee considers the Company's ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the committee considers the requirements and impact of Section 162(m) of the Internal Revenue Code, as amended, which generally disallows a tax deduction for annual compensation in excess of $1 million paid to our named executive officers. Certain compensation that qualifies under applicable tax regulations as "performance-based" compensation is specifically exempted from this deduction rule. The Compensation Committee cannot assure that the Company will be able to fully deduct all amounts of compensation paid to persons who are named executive officers in the future. Further, because the Compensation Committee believes it is important to preserve flexibility in designing its compensation programs, it has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

  Arthur J. Higgins Offer Letter

        Following Mr. Schoeneck's resignation, the Company entered into a letter agreement (the "Offer Letter") with Arthur J. Higgins pursuant to which Mr. Higgins agreed to replace Mr. Schoeneck as President and Chief Executive Officer of the Company, effective March 28, 2017. In addition, the Board appointed Mr. Higgins to the Board to fill the vacancy created by Mr. Schoeneck's resignation from the Board on March 28, 2017.

        The Offer Letter provides Mr. Higgins with an annual base salary of $800,000 and an annual target cash bonus of 100% of his base salary. The Offer Letter also provides that the Company will grant Mr. Higgins stock options that vest over a four-year period with a value of $1.75 million and restricted stock units that vest over a four-year period with a value of $1.75 million. In addition, the Company will reimburse Mr. Higgins for reasonable out-of-pocket relocation expenses incurred by Mr. Higgins in connection with his relocation to the San Francisco Bay Area so long as he relocates within 12 months of his start date. In accordance with the terms of the Offer Letter, on March 31, 2017, the Company granted Mr. Higgins (i) 139,442 restricted stock units that vest 25% on December 1, 2017, 25% on December 1, 2018, 25% on December 1, 2019 and 25% on December 1, 2020 and (ii) 315,884 stock options that vest 12.5% on September 28, 2017 and in 42 equal monthly installments thereafter, such that the stock options will be fully vested and exercisable on March 28, 2021, in each case assuming continued employment through the applicable vesting date.

        Mr. Higgins also entered into the Company's Management Continuity Agreement, which provides, among other things, change in control severance benefits in the event Mr. Higgins' employment is terminated by the Company other than for cause, death or disability or by him for good reason (in each case, as defined in the Management Continuity Agreement), in each case in connection with, or within the period beginning (a) 90 days prior to the effective date of a change in control of the Company and ending (b) 24 months following the effective date of a change in control of the Company. Upon such a qualifying termination of employment, Mr. Higgins will be eligible to receive payments and benefits substantially similar to the payments and benefits to which Mr. Schoeneck was entitled under his Management Continuity Agreement, as summarized below in the section entitled "EXECUTIVE COMPENSATION—Potential Payments upon Termination or Change in Control".

        The Management Continuity Agreement further provides, among other things, that in the event Mr. Higgins' employment is terminated by the Company other than for cause, death or disability or by him for good reason (in each case not in connection with a change in control), Mr. Higgins will receive: (i) six months of base salary, continued health coverage and equity vesting if the termination is on or after July 1, 2017 and before October 1, 2017; (ii) nine months of base salary, continued health coverage and equity vesting if the termination is on or after October 1, 2017 and before January 1, 2018; and (iii) 18 months of base salary, continued health coverage and equity vesting if the termination is on or after January 1, 2018. In addition to the foregoing, Mr. Higgins' equity awards will be accelerated in an amount equal to the applicable period of severance benefits, up to a maximum of 12 months.

  Compensation Committee Report

        The Compensation Committee has reviewed this compensation discussion and analysis, discussed it with management and recommended, based on such review and discussion, to the Board that it be included in this Proxy Statement.

COMPENSATION COMMITTEE
Robert G. Savage, Chair William T. McKee Gavin T. Molinelli Peter D. Staple

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings.

Summary Compensation Table

        The following table sets forth information concerning compensation earned for services rendered to the Company by each of our named executive officers for fiscal years 2014, 2015 and 2016 as determined in accordance with applicable SEC rules (the "named executive officers").

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)(4)		Total ($)
James A. Schoeneck(5)	2016	787,500	—	2,362,290	2,308,415	694,000	14,865		6,167,070
Former President and Chief	2015	708,333	—	2,430,180	2,374,601	800,000	16,808		6,329,922
Executive Officer	2014	620,058	—	1,548,180	1,360,894	525,000	14,320		4,068,452
August J. Moretti	2016	418,820	—	602,625	591,491	183,042	9,481		1,805,459
Chief Financial Officer	2015	386,036	—	489,570	378,560	226,199	10,174		1,490,539
and Senior Vice President	2014	374,792	—	348,975	306,778	163,265	9,094		1,202,904
Matthew M. Gosling	2016	470,833	—	642,800	639,450	233,670	8,238		1,994,991
Senior Vice President	2015	441,577	—	718,500	585,047	268,637	8,686		2,022,447
and General Counsel	2014	396,596	—	444,150	392,122	188,407	7,586		1,428,861
Thadd M. Vargas(8)	2016	362,598	—	401,750	383,670	123,206	7,747		1,278,971
Senior Vice President,	2015	348,995	—	463,155	344,145	159,002	8,136		1,323,433
Business Development	2014	316,705	—	418,770	369,056	137,089	7,094		1,248,714
Srinivas G. Rao, M.D.(9)	2016	417,979	—	538,345	524,349	201,636	6,198		1,688,507
Senior Vice President
and Chief Medical Officer
R. Scott Shively(10)	2016	353,403	—	723,150	671,423	—	458,572	(6)	2,206,548
Former Senior Vice President	2015	380,157	—	410,325	223,694	228,879	54,233	(7)	1,297,288
and Chief Commercial Officer	2014	123,580	25,000	0	938,550	57,556	799		1,145,485

(1)
The amounts shown represent the grant date fair value of stock options and stock awards granted in the year calculated in accordance with Accounting Standards Codification Topic 718. For more information, including a discussion of valuation assumptions, see Note 11 "Stock-Based Compensation" in the Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 24, 2017.

(2)
Represents actual bonus amounts earned in 2016.

(3)
For all named executive officers, amounts represent 401(k) match, long term care and life insurance premiums paid by the Company on behalf of the named executive officers.

(4)
The Company provides the named executive officers with health, medical and other non-cash benefits generally available to all salaried employees, which are not included in these columns pursuant to SEC rules.

(5)
Mr. Schoeneck resigned from the Company effective March 28, 2017.

(6)
Includes $6,233 in relocation assistance and $451,220 in severance provided to Mr. Shively.

(7)
Includes relocation assistance provided to Mr. Shively.

(8)
Mr. Vargas will retire and resign from the Company effective July 31, 2017.

(9)
Dr. Rao will resign from the Company effective July 31, 2017.

(10)
Mr. Shively resigned from the Company effective November 4, 2016.

2016 Grants of Plan-Based Awards

        The following table sets forth information regarding grants of stock and option awards made to the named executive officers during fiscal year 2016 and potential fiscal year 2016 target payouts under the Company's Annual Bonus Plan.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards— Target ($)(1)	All other Stock Awards: Number of Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
James A. Schoeneck(3)	—	800,000	—	—	—	—
	2/11/2016		147,000		—	2,362,290
	2/11/2016			361,000	16.07	2,308,415
August J. Moretti	—	212,500	—	—	—	—
	2/11/2016		37,500		—	602,625
	2/11/2016			92,500	16.07	591,491
Matthew M. Gosling	—	237,500	—	—	—	—
	2/11/2016		40,000			642,800
	2/11/2016			100,000	16.07	639,450
Thadd M. Vargas(5)	—	146,000	—	—	—	—
	2/11/2016		25,000		—	401,750
	2/11/2016			60,000	16.07	383,670
Srinivas G. Rao, M.D.(6)	—	212,500	—	—	—	—
	2/11/2016		33,500			538,345
	2/11/2016			82,000	16.07	524,349
R. Scott Shively(4)	—	212,500	—	—	—	—
	2/11/2016		45,000			723,150
	2/11/2016			105,000	16.07	671,423

(1)
This column sets forth the target bonus amount for each named executive officer for the year ended December 31, 2016—under the Company's Annual Bonus Plan based on achievement of 100% target amount. There are no thresholds or maximum bonus amounts for each individual officer established under the Company's Annual Bonus Plan. Actual amounts paid in March 2017 based on the Compensation Committee's review of corporate performance and individual achievements under the Company's Annual Bonus Plan for fiscal year 2016 have been reported above in the "Summary Compensation Table".

(2)
Represents the grant date fair value of stock options and stock awards granted in 2016 to the named executive officers.

(3)
Mr. Schoeneck resigned from the Company effective March 28, 2017.

(4)
Mr. Shively resigned from the Company effective November 4, 2016 and did not receive any bonus for 2016.

(5)
Mr. Vargas will retire and resign from the Company effective July 31, 2017.

(6)
Dr. Rao will resign from the Company effective July 31, 2017.

Outstanding Equity Awards at 2016 Fiscal Year-End

        The following table sets forth information regarding outstanding equity awards held by the named executive officers as of December 31, 2016.

	Option Awards						Restricted Stock Units
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Expiration Date	Grant Date(7)	Number of Restricted Stock Units That have Not Vested (#)	Market Value of Restricted Stock Units That have Not Vested ($)(8)
James A. Schoeneck(9)	4/18/2011	(3)	448,173	—	8.36	4/18/2021	—	—	—
	1/12/2012	(1)	4,210	—	6.11	1/12/2022	—	—	—
	2/7/2013	(1)	154,662	8,167	6.77	2/7/2023	—	—	—
	2/18/2014	(1)	208,958	86,042	12.69	2/18/2024	02/18/2014	30,500	549,610
	2/4/2015	(4)	158,125	186,875	17.61	2/4/2025	02/04/2015	69,000	1,243,380
	2/11/2016	(4)	75,208	285,792	16.07	2/11/2026	2/11/2016	110,250	1,986,705
August J. Moretti	1/3/2012	(2)	192,500	—	5.35	1/3/2022	—	—	—
	2/7/2013	(1)	51,271	2,229	6.77	2/7/2023	—	—	—
	2/18/2014	(1)	38,807	19,396	12.69	2/18/2024	2/18/2014	6,875	123,888
	2/4/2015	(4)	25,208	29,792	17.61	2/4/2025	2/4/2015	11,000	198,220
	5/12/2015	(4)	—	—	—	—	5/12/2015	2,500	45,050
	2/11/2016	(4)	19,271	73,229	16.07	2/11/2026	2/11/2016	28,125	506,813
Matthew M. Gosling	1/14/2011	(1)	37,500	—	7.12	1/14/2021	—	—	—
	5/26/2011	(1)	25,000	—	8.55	5/26/2021	—	—	—
	9/1/2011	(1)	45,000	—	6.08	9/1/2021	—	—	—
	1/12/2012	(1)	45,000	—	6.11	1/12/2022	—	—	—
	2/7/2013	(1)	54,625	2,375	6.77	2/7/2023	—	—	—
	2/18/2014	(1)	60,208	24,792	12.69	2/18/2024	2/18/2014	8,750	157,675
	2/4/2015	(4)	38,958	46,042	17.61	2/4/2025	2/4/2015	17,500	315,350
	5/12/2015	(4)	—	—	—	—	5/12/2015	2,500	45,050
	2/11/2016	(4)	20,833	79,167	16.07	2/11/2026	2/11/2016	30,000	540,600
Thadd M. Vargas(12)	1/14/2011	(1)	19,320	—	7.12	1/14/2021	—	—	—
	9/1/2011	(1)	45,000	—	6.08	9/1/2021	—	—	—
	1/12/2012	(1)	43,000	—	6.11	1/12/2022	—	—	—
	2/7/2013	(1)	51,271	2,229	6.77	2/7/2023	—	—	—
	2/18/2014	(1)	56,667	23,333	12.69	2/18/2024	2/18/2014	8,250	148,665
	2/4/2015	(4)	22,917	27,083	17.61	2/4/2025	2/4/2015	10,250	184,705
	5/12/2015	(4)	—	—	—	—	5/12/2015	2,500	45,050
	2/11/2016	(4)	12,500	47,500	16.07	2/11/2026	2/11/2016	18,750	337,875
Srinivas G. Rao, M.D.(13)	7/16/2014	(5)	88,090	59,375	11.83	7/16/2024	—	—	—
	2/4/2015	(6)	14,896	17,604	17.61	2/4/2025	2/4/2015	8,750	157,675
	5/12/2015	(4)	—	—	—	—	5/12/2015	2,500	45,050
	2/11/2016	(4)	17,083	64,917	16.07	2/11/2026	2/11/2016	25,125	452,753
R. Scott Shively(10)	9/2/2014	(5)	51,250	—	15.31	9/2/2024	—	—	—
	2/4/2015	(11)	14,219	—	17.61	2/4/2025	—	—	—
	2/11/2016	(4)	17,500	—	16.07	2/11/2026	—	—	—

(1)
The options were granted pursuant to the Second Amended and Restated 2004 Equity Incentive Plan (the "2004 Plan") and vest on a monthly basis in equal increments during the 48-month period from the grant date.

(2)
The options were granted pursuant to the 2004 Plan and vest over four years, with the first 25% vesting one year from the grant date, and the remainder vesting on a monthly basis in equal increments during the 36-month period following the initial vesting date.

(3)
The options were granted pursuant to the 2004 Plan and vest over four years, with the first 12.5% vesting six months from the grant date, and the remainder vesting on a monthly basis in equal increments during the 42-month period following the initial vesting date.

(4)
The options were granted pursuant to the Amended and Restated 2014 Omnibus Incentive Plan (the "2014 Plan") and vest on a monthly basis in equal increments during the 48-month period from the grant date.

(5)
The options were granted pursuant to the 2014 Plan and vest over four years, with the first 25% vesting one year from the grant date, and the remainder vesting on a monthly basis in equal increments during the 36-month period following the initial vesting date.

(6)
The options were granted pursuant to the 2014 Plan with the first 5/48th of these stock options vesting on July 4, 2015 and the remainder vesting on a monthly basis in equal increments during the 43-month period following the initial vesting date.

(7)
One quarter of each award of restricted stock units vests annually on December 1 of each year, provided the executive officer continues to provide services to the Company.

(8)
Amounts represent an estimate of the market value of unvested restricted stock units as of December 31, 2016, assuming a market value of $18.02 per share representing the closing market price of the Company's common stock on the last business day of fiscal 2016.

(9)
Mr. Schoeneck resigned from the Company effective March 28, 2017. In connection with Mr. Schoeneck's resignation, Mr. Schoeneck forfeited all of his outstanding stock options (whether vested or unvested) and unvested restricted stock units, in each case as of March 28, 2017, granted to him under the Company's equity compensation plans.

(10)
Mr. Shively resigned from the Company effective November 4, 2016.

(11)
The options were granted pursuant to the 2014 Plan with the first 1/8th of these stock options vesting on September 2, 2015 and the remainder vesting on a monthly basis in equal increments during the 42-month period following the initial vesting date.

(12)
Mr. Vargas will retire and resign from the Company effective July 31, 2017.

(13)
Dr. Rao will resign from the Company effective July 31, 2017.

2016 Option Exercises and Stock Vested

        The following table sets forth certain information regarding option exercises and the vesting of restricted stock units held by our named executive officers during the fiscal year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(2)
James A. Schoeneck(3)	30,483	285,330	128,000	2,374,400
August J. Moretti	8,297	71,744	31,375	577,631
Matthew M. Gosling	—	—	37,625	693,569
Thadd M. Vargas(5)	18,180	138,532	29,250	538,213
Srinivas G. Rao, M.D.(6)	2,535	6,743	15,250	278,513
R. Scott Shively(4)	30,000	105,835	18,125	331,844

(1)
Represents the excess of the market value of the shares exercised on the exercise date over the aggregate exercise price of such shares.

(2)
The value shown is the number of restricted stock units times the market price of the Company's common stock on the vesting date.

(3)
Mr. Schoeneck resigned from the Company effective March 28, 2017. In connection with Mr. Schoeneck's resignation, Mr. Schoeneck forfeited all of his outstanding stock options (whether vested or unvested) and unvested restricted stock units, in each case as of March 28, 2017, granted to him under the Company's equity compensation plans.

(4)
Mr. Shively resigned from the Company effective November 4, 2016.

(5)
Mr. Vargas will retire and resign from the Company effective July 31, 2017.

(6)
Dr. Rao will resign from the Company effective July 31, 2017.

Potential Payments upon Termination or Change in Control

        In February 2016, the Board approved a form of Management Continuity Agreement to be entered into with each of the Company's executive officers. The Company subsequently entered into definitive Management Continuity Agreements with each such officer, which agreements replace and supersede the Management Continuity Agreements previously entered into by the Company and its executive officers.

        The Management Continuity Agreements provide, among other things, that in the event an executive officer is subject to an involuntary termination within 90 days prior to or 24 months following a change of control, the executive officer is entitled to receive: (i) 100% acceleration of such officer's unvested Company equity awards; (ii) a lump sum severance payment equal to two times (if the officer is the chief executive officer) or one time (if the officer is not the chief executive officer) the base salary which the officer was receiving immediately prior to the change of control; (iii) a lump sum payment equal to two times (if such officer is the chief executive officer) or equal to (if the officer is not the chief executive officer) such officer's annual bonus target for the Company's fiscal year in which the termination occurs (iv) continuation of payment by the Company of the full cost of the health insurance benefits provided to such officers immediately prior to the change of control through the earlier of the end of the 24 month period (if the officer is the chief executive officer) or 12 month period (if the officer is not the chief executive officer) following the involuntary termination or until such officer is no longer eligible for such benefits under applicable law; and (v) up to three months of outplacement services not to exceed $5,000 per month.

        In addition, the Management Continuity Agreements provide, among other things, that in the event the executive officer is subject to an involuntary termination (other than in connection with a change of control as described above), the executive officer will receive: (i) acceleration of 12 months' of such officer's unvested Company equity awards if the officer is the chief executive officer; and (ii) severance payments for a period of 18 months (if the officer is the chief executive officer) or 12 months (if the officer is a senior vice president), equal to the base salary which the officer was receiving immediately prior to the change of control; (iii) continuation of payment by the Company of the full cost of the health insurance benefits provided to such officers immediately prior to the involuntary termination through the earlier of the end of the severance period or until such officer is no longer eligible for such benefits under applicable law; and (v) up to three months of outplacement services not to exceed $5,000 per month.

        The executive officer is not entitled to receive a "gross up" payment to account for any excise tax that might be payable pursuant to Section 4999 of the Internal Revenue Code. Instead, the executive officer shall receive the greater of (i) the full severance benefits less any taxes, including excise taxes or (ii) the amount of severance benefits that would result in no excise tax having to be paid. These benefits are contingent upon the executive officer's release of any claims against the Company.

        The following table sets forth potential payments to the Company's named executive officers employed as of December 31, 2016 under the Management Continuity Agreement that would have been made had an involuntary termination occurred within 90 days prior to or 24 months following a change of control as of December 31, 2016. In addition, payments made to Mr. Shively in connection with his resignation as the Senior Vice President and Chief Commercial Officer of the Company, effective November 4, 2016, are summarized below.

Potential Payments—Involuntary Termination Following a Change of Control

Name	Bonus Payments ($)		Severance Payments ($)		Health Insurance Benefits ($)		Option and Stock Award Vesting Acceleration ($)(1)
James A. Schoeneck(2)	1,600,000	(3)	1,600,000	(4)	32,667	(5)	4,964,091
August J. Moretti	212,500	(6)	425,000	(7)	15,947	(8)	1,157,438
Matthew M. Gosling	237,500	(6)	475,000	(7)	23,890	(8)	1,390,788
Thadd M. Vargas(9)	146,000	(6)	365,000	(7)	20,622	(8)	969,465
Srinivas G. Rao, M.D.(10)	212,500	(6)	425,000	(7)	23,890	(8)	1,156,815

(1)
Accelerated equity value as if the involuntary termination occurred on December 31, 2016.

(2)
Mr. Schoeneck resigned from the Company effective March 28, 2017. Pursuant to the Waiver and Release entered into by the Company and Mr. Schoeneck on March 28, 2017, Mr. Schoeneck waived all his rights under the Management Continuity Agreement entered into by the Company and Mr. Schoeneck on February 12, 2016 and forfeited all of his outstanding stock options (whether vested or unvested) and unvested restricted stock units, in each case as of March 28, 2017, granted to him under the Company's equity compensation plans. For details, see "—Resignation of James A. Schoeneck" below.

(3)
The amount reported equals two times such officer's annual bonus target for the Company's fiscal year in which the termination occurs.

(4)
The amount reported equals two times such officer's base salary.

(5)
The amount reported represents total health and dental insurance premiums to be paid on behalf of the named executive officer for 24 months.

(6)
The amount reported equals such officer's annual bonus target for the Company's fiscal year in which the termination occurs.

(7)
The amount reported equals such officer's annual base salary.

(8)
The amount reported represents health and dental insurance premiums to be paid on behalf of the named executive officer for 12 months.

(9)
Mr. Vargas will retire and resign from the Company effective July 31, 2017.

(10)
Dr. Rao will resign from the Company effective July 31, 2017.

        The following table sets forth potential payments to the Company's named executive officers employed as of December 31, 2016 under the Management Continuity Agreement that would have been made if an involuntary termination (other than in connection with a change of control) occurred as of December 31, 2016.

Potential Payments—Involuntary Termination

Name	Severance Payments ($)		Health Insurance Benefits ($)		Option and stock vesting acceleration ($)(1)
James A. Schoeneck(2)	1,200,000	(3)	24,500	(4)	2,529,851
August J. Moretti	425,000	(5)	15,947	(6)	—
Matthew M. Gosling	475,000	(5)	23,890	(6)	—
Thadd M. Vargas(7)	365,000	(5)	20,622	(6)	—
Srinivas G. Rao, M.D.(8)	425,000	(5)	23,890	(6)	—

(1)
Accelerated equity value as if the involuntary termination occurred on December 31, 2016.

(2)
Mr. Schoeneck resigned from the Company effective March 28, 2017. Pursuant to the Waiver and Release entered into by the Company and Mr. Schoeneck on March 28, 2017, Mr. Schoeneck waived all his rights under the Management Continuity Agreement entered into by the Company and Mr. Schoeneck on February 12, 2016 and forfeited all of his outstanding stock options (whether vested or unvested) and unvested restricted stock units, in each case as of March 28, 2017, granted to him under the Company's equity compensation plans . For details, see "—Resignation of James A. Schoeneck" below.

(3)
The amount reported represents total severance payments over 18 months.

(4)
The amount reported represents total health and dental insurance premiums to be paid on behalf of the named executive officer for 18 months.

(5)
The amount reported represents total severance payments over 12 months.

(6)
The amount reported represents total health and dental insurance premiums to be paid on behalf of the named executive officer for 12 months.

(7)
Mr. Vargas will retire and resign from the Company effective July 31, 2017.

(8)
Dr. Rao will resign from the Company effective July 31, 2017.

Resignation of R. Scott Shively

        On November 4, 2016, Mr. Shively resigned as Senior Vice President and Chief Commercial Officer of the Company, effective as of that date. In connection with the termination of his employment with the Company, pursuant to his Management Continuity Agreement with the Company effective February 12, 2016 and a release of claims executed in connection with his termination, Mr. Shively became entitled to (i) 12 months of base salary (equal to $425,000), (ii) health insurance benefits (equal to $26,220), and (iii) three months of outplacement services. In addition, 15,625 of the restricted stock units held by Mr. Shively vested as scheduled on December 1, 2016. In connection with his resignation, Mr. Shively forfeited all of his other unvested restricted stock units and stock options, none of which remain exercisable.

Resignation of James A. Schoeneck

        On March 28, 2017, Mr. Schoeneck resigned as President and Chief Executive Officer and a director of the Company, effective as of that date. In connection with the termination of his employment with the Company, Mr. Schoeneck and the Company entered to into a Waiver and Release on March 28, 2017 (the "Waiver and Release Agreement").

        Under the terms of the Waiver and Release Agreement, the Company has agreed to pay Mr. Schoeneck (i) $825,000, which is equal to 12 months of his then-current base salary, payable in equal installments in accordance with the Company's ordinary payroll practices, (ii) the full cost of the health insurance benefits provided to Mr. Schoeneck, his spouse and dependents, as applicable, pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or other applicable law through the earlier of (a) the end of the 12 month period following the date of the Waiver and Release Agreement or (b) the date on which Mr. Schoeneck is no longer eligible for such COBRA or other benefits under applicable law and (iii) up to six months of documented, bona fide, outplacement services not to exceed $5,000 per month.

        Pursuant to the Waiver and Release Agreement, Mr. Schoeneck forfeited all of his 1,861,212 outstanding stock options (including vested and unvested stock options) and 314,750 unvested restricted stock units granted to him under the Company's equity compensation plans. In addition, pursuant to the Waiver and Release Agreement, Mr. Schoeneck waived all his rights and benefits under the Management Continuity Agreement entered into by the Company and Mr. Schoeneck on February 12, 2016.

        In addition, Mr. Schoeneck expressly affirmed to the Company in the Waiver and Release Agreement that he fully disclosed to the Company any and all violations of law, regulation or company policy or any other misconduct and/or irregularities relating in any way to the Company about which he was aware and could recall as of the date of such agreement. The Waiver and Release Agreement allows the Company to cease making any payment of the aforementioned benefits to him, and provides that Mr. Schoeneck shall repay to the Company substantially all payments of such benefits he received, if the Company determines in good faith that the representations and warranties made by Mr. Schoeneck to the Company were knowingly false or that Mr. Schoeneck engaged in undisclosed material violations of law, regulation or Company policy that he knew of and did not disclose or any other material misconduct and/or irregularities relating in any way to the Company that he knowingly failed to disclose. The Company's right to cease or clawback such benefits terminates upon the conclusion of the 12 month period of the salary continuation benefits described above.

        The Waiver and Release Agreement also includes a standard a non-disparagement covenant, confidentiality covenant, as well as a release of claims.

Resignation of Srinivas G. Rao, M.D., Ph. D.,

        On June 30, 2017, the Company entered into an agreement with Dr. Rao, pursuant to which Dr. Rao will resign as an officer of the Company, effective July 31, 2017, or such other date as may be mutually agreed upon between Dr. Rao and the Company. In connection with the termination of his employment with the Company, and pursuant to his release of claims executed in connection with his termination, Dr. Rao will receive a lump sum cash payment equal to his current annual base salary, a lump sum cash payment equal to a pro-rata portion of the annual bonus he would have earned for 2017 based on actual performance of the Company over the entire year (payable in 2018 at the same time annual bonuses are paid to executives generally), and Company-paid health insurance benefits for a period of 12 months. Dr. Rao will also be eligible for three months of outplacement services.

Retirement of Thadd Vargas

        On July 12, 2017, the Company entered into an agreement with Mr. Vargas pursuant to which Mr. Vargas will retire and resign as an officer of the Company, effective as of July 31, 2017. In connection with his retirement from the Company, and pursuant to the release of claims executed in connection with his resignation, and not revoked in accordance with applicable law, Mr. Vargas will receive a lump sum cash payment equal to his current annual base salary, a lump sum cash payment equal to a pro-rata portion of the annual bonus he would have earned for 2017 based on actual performance of the Company over the entire year (payable in 2018 at the same time annual bonuses are paid to executives generally), and Company-paid health insurance benefits for a period of

12 months. In addition, approximately 22,000 restricted stock units held by Mr. Vargas will vest as scheduled on December 1, 2017. Mr. Vargas will also receive a consulting fee for providing certain business development related consulting services to the Company from August 2, 2017 through December 31, 2017.

2016 Director Compensation

        In accordance with the terms of the Non-Employee Director Compensation and Grant Policy (the "Director Compensation Policy") approved by the Board in May 2014, each non-employee director receives an annual cash retainer fee of $55,000. Any non-employee chairman of the Board receives an additional $30,000 annual retainer. The retainers described below are also paid to non-employee directors for Board committee service.

        The chairman of the Audit Committee receives an additional $20,000 annual retainer, and each other member of the Audit Committee receives an additional $12,500 annual retainer.

        The chairman of the Compensation Committee receives an additional $15,000 annual retainer, and each other member of the Compensation Committee receives an additional $10,000 annual retainer.

        The chairman of the Nominating and Corporate Governance Committee receives an additional $10,000 annual retainer fee, and each other member of the Nominating and Corporate Governance Committee receives an additional $5,000 annual retainer.

        In addition to the cash compensation described above, in accordance with the Director Compensation Policy, each non-employee director receives, on the date of each Annual Meeting of Shareholders held in 2015 and thereafter (i) an option having a value equal to $60,000 (calculated using the Black-Scholes Valuation method based on assumptions consistent with the methodology used in the Company's financial statements and with an exercise price equal to the Fair Market Value (as defined in the 2014 Plan) of the Company's common stock as of the date of grant) that vests in 12 equal monthly installments and (ii) an award of restricted stock units having a value of $60,000 based on the Fair Market Value (as defined in the 2014 Plan) of the Company's common stock as of the date of grant that vest on the first anniversary of date on which such award of restricted stock units were made. Each newly-elected non-employee director receives an option having a value equal to $180,000 (calculated using the Black-Scholes Valuation method based on assumptions consistent with the methodology used in the Company's financial statements and with an exercise price equal to the Fair Market Value (as defined in the 2014 Plan) of the Company's common stock as of the date of grant) that vests in 36 equal monthly installments.

        The following table summarizes non-employee director compensation during fiscal year 2016. Mr. Schoeneck did not receive equity or cash compensation for his Board duties. All cash and equity compensation paid to, or earned by, Mr. Schoeneck in fiscal year 2016 in his capacity as the Company's President and Chief Executive Officer is reflected in the executive compensation tables set forth above.

Name	Fees Earned or Paid in Cash ($)	Option and Restricted Stock Unit Awards ($)(1)(2)	Total ($)
Karen A. Dawes	82,500	119,982	202,482
Louis J. Lavigne, Jr	75,000	119,982	194,982
Samuel R. Saks. M.D.(3)	70,000	119,982	189,982
Peter D. Staple	93,125	119,982	213,107
David B. Zenoff, D.B.A(4)	75,000	119,982	194,982
Robert G. Savage	15,000	179,992	194,992
James P. Fogarty	16,250	179,992	196,242
James L. Tyree	16,875	179,992	196,867

(1)
The amounts shown represent the grant date fair value of stock options and restricted stock unit awards granted in fiscal year 2016 calculated in accordance with Accounting Standards Codification Topic 718. For more information, including a discussion of valuation assumptions, see Note 11 "Stock-Based Compensation" in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 24, 2017.

(2)
The aggregate number of shares subject to outstanding stock options held by each director serving on the Board as of December 31, 2016 was as follows: 155,378 shares for Ms. Dawes; 65,378 shares for Mr. Lavigne; 85,378 shares for Dr. Saks; 145,378 shares for Mr. Staple; 170,378 shares for Dr. Zenoff; 18,485 shares for Mr. Savage; 18,485 shares for Mr. Fogarty and 18,485 shares for Mr. Tyree.

The aggregate number of shares subject to outstanding restricted stock unit awards held by each director serving on the Board as of December 31, 2016 was as follows: 3,131 shares for Ms. Dawes; 3,131 shares for Mr. Lavigne; 3,131 shares for Dr. Saks; 3,131 shares for Mr. Staple; and 3,131 shares for Dr. Zenoff.

(3)
Dr. Saks resigned from the Board effective March 28, 2017.

(4)
Dr. Zenoff resigned from the Board effective March 28, 2017.

 REPORT OF THE AUDIT COMMITTEE

        Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

        Management has primary responsibility for the system of internal controls and the financial reporting process. The registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

        In this context and in connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee:

  •
  reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2016 with the Company's management and the registered public accounting firm;

  •
  discussed with Ernst & Young LLP, the Company's registered public accounting firm, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board;

  •
  received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the auditors their independence:

  •
  based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC; and

  •
  instructed the registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE
Louis J. Lavigne, Jr. Karen A. Dawes Peter D. Staple James L. Tyree

Relationship with Independent Registered Public Accounting Firm

        General.    Ernst & Young LLP has been the Company's independent registered public accounting firm since the Company's inception. In accordance with standing policy and independence rules, Ernst & Young LLP periodically changes the personnel who work on the audit.

        Audit Fees.    Aggregate fees for audit services provided by Ernst & Young LLP totaled approximately $1,435,000 for 2016, including fees associated with the annual audit of the Company's consolidated financial statements, effectiveness of internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports. Aggregate fees for audit services provided by Ernst & Young LLP in 2015 were $1,625,000 and included $285,000 related to audit services provided in connection with the acquisition of the NUCYNTA franchise of products in April 2015.

        Tax Fees.    Tax fees for tax services provided by Ernst & Young LLP were $0 and $30,000 for 2016 and 2015, respectively.

        All Other Fees.    There were no other services provided by Ernst & Young LLP for 2016 and 2015 other than those reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee pre-approved all of the audit and tax fees described above under "Relationship with Independent Registered Public Accounting Firm".

        The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Equity Compensation Plan Information

        The following table sets forth certain information regarding securities authorized for issuance under the Company's equity incentive plans during the fiscal year ended December 31, 2016. The

Company's equity compensation plans as of December 31, 2016 include the 2004 Plan, the 2014 Plan and the Company's 2004 Employee Stock Purchase Plan (the "ESPP Plan").

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	8,726,104	(1)	$13.05	3,749,290	(2)
Equity compensation plans not approved by security holders	—		—	—

	8,726,104		$13.05	3,749,290

(1)
The number of securities in column (a) includes 8,069,315 options with a weighted-average remaining life of 6.8 years and 656,789 shares of restricted stock units.

(2)
The number of securities in column (c) includes (i) 3,078,672 shares available for issuance under the 2014 Plan and (ii) 670,618 shares available for issuance under the ESPP Plan. There are no shares available for issuance pursuant to new awards under the 2004 Plan.

 PROPOSAL 1

ELECTION OF DIRECTORS

        At the Annual Meeting, shareholders will vote on the election of seven directors to serve until the 2018 Annual Meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. The Board has unanimously nominated James P. Fogarty, Karen A. Dawes, Arthur J. Higgins, Louis J. Lavigne, Jr., William T. McKee, Peter D. Staple and James L. Tyree for election to the Board. The nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve or for good reason will not serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board (to the extent permitted by the SEC rules) or the Board may choose to decrease the size of the Board. The proxies being solicited will be voted for no more than seven nominees at the Annual Meeting. The directors will be elected by a vote of the holders of shares having a majority of the voting power of the shares represented and voting at the Annual Meeting assuming a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum). Shareholders do not have cumulative voting rights in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES
FOR DIRECTOR.

 PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and Section 14A of the Exchange Act require that we provide our shareholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC (known as the "say-on-pay vote"). At the 2011 Annual Meeting, our shareholders indicated their preference that the Company solicit a non-binding, advisory approval of the compensation of our named executive officers annually. The Board has adopted a policy that is consistent with that preference.

        The Board realizes that executive compensation is an important matter for our shareholders. Our executive compensation program is described in detail in the Compensation Discussion and Analysis ("CD&A") section of this Proxy Statement. Our program is designed to align the interests of executives and shareholders by providing a competitive balance of cash and equity compensation, benefits and development in order to attract and retain needed talent and create a collaborative, high-performing work environment that contributes to the Company's overall success.

        Before you vote, we urge you to read the CD&A section of this Proxy Statement for details regarding the Company's executive compensation program, including our executive compensation philosophy, components of executive compensation, corporate and individual performance assessments, and compensation decisions for the named executive officers for the 2016 fiscal year. The Board believes the information provided in the CD&A section demonstrates that the Company's executive compensation program is designed appropriately and ensures management's interests are aligned with our shareholders' interests to support the creation of shareholder value.

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers. Subject to the Board's decision following the vote on Proposal 3, the Company expects to hold the next say-on-pay vote at its 2018 Annual Meeting of Shareholders.

        We ask our shareholders to vote on the following resolution at the Annual Meeting:

  "RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative disclosures related to those tables."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
APPROVAL OF THE NAMED EXECUTIVE OFFICER
COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL 3

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        The Dodd-Frank Act and Section 14A of the Exchange Act enable our shareholders to indicate, every six years, how frequently they believe we should seek an advisory vote to approve the compensation of our named executive officers.

        At the 2011 Annual Meeting, our shareholders indicated their preference that the Company solicit a non-binding, advisory approval of the compensation of our named executive officers annually. The Board has adopted a policy that is consistent with that preference.

        As it has been six years since our shareholders last voted on the matter, we are again seeking an advisory, non-binding vote from our shareholders as to the frequency with which shareholders will have an opportunity to provide an advisory approval of our executive compensation program. Shareholders have the option of selecting a frequency of one, two or three years, or abstaining.

        The Board believes that holding the advisory vote to approve named executive officer compensation annually will allow for timely and valuable feedback from shareholders on executive compensation matters. Gaining an understanding of the reasons behind an advisory vote for or against named executive officer compensation in a given year will require engagement with shareholders, and refining compensation programs warrants thoughtful deliberation and analysis. Accordingly, in order to ensure timely and frequent shareholder feedback, the Board recommends that you vote for the option of EVERY YEAR as the preferred frequency for the future advisory votes to approve the compensation of named executive officers.

        As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board values the opinions of our shareholders, and will consider the outcome of this vote when determining the frequency of the future advisory votes to approve named executive officer compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF "EVERY YEAR"
AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY VOTES TO APPROVE THE
COMPENSATION OF NAMED EXECUTIVE OFFICERS.

 PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit the financial statements, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of the Company for the fiscal year ending December 31, 2017. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

        Selection of the Company's independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board is submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another without re-submitting the matter to the Company's shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

 OTHER MATTERS

        At of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SHAREHOLDERS SHARING THE SAME ADDRESS

        In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (a "street-name shareholder") and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as "householding," is intended to reduce the Company's printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Shareholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at (510) 744-8000 or by mail at the address listed under "FORM 10-K" below. The voting instruction sent to a street-name shareholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a shareholder who would like to make one of these requests should contact the Company as indicated above.

FORM 10-K

        The Company will mail without charge to any shareholder upon written request, a copy of the Company's Annual Report on Form 10-K (as amended) for the year ended December 31, 2016, including the financial statements, schedules and a list of exhibits. Requests should be sent to Depomed, Inc., 7999 Gateway Blvd., Suite 300, Newark, California 94560, Attn: Investor Relations.

 SHAREHOLDER PROPOSALS

        Advance Notice Provisions:    The Company's Bylaws, as amended, currently provide that advance notice of a shareholder's proposal (including a director nomination) must be delivered to the Secretary of the Company at the Company's principal executive offices not earlier than one hundred and fifty (150) days (February 19, 2018), and not later than one hundred and twenty (120) days (March 21, 2018), prior to the anniversary of the mailing date of the proxy materials for the previous year's annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days after the anniversary of the previous year's annual meeting, this advance notice must be received not earlier than the 120th day prior to such annual meeting and not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Each shareholder's notice must comply with the requirements of Section 5 of the Bylaws of the Company.

        A copy of the full text of the provisions of the Company's Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Company's Investor Relations Department upon written request.

        Rule 14a-8 Shareholder proposals.    Under the rules of the SEC, shareholders who wish to submit proposals for inclusion in the Proxy Statement for the 2018 Annual Meeting of Shareholders must submit such proposals so as to be received by the Company at 7999 Gateway Blvd., Suite 300, Newark, California 94560, on or before March 21, 2018. Such proposals must comply with all other requirements of SEC Rule14a-8.

        In addition, if the Company is not notified by March 21, 2018 of a proposal to be brought before the 2018 Annual Meeting by a shareholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Matthew M. Gosling Secretary
Newark, California July 17, 2017

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. DEPOMED, INC. 2017 Annual Meeting of Shareholders August 15, 2017 2:00 P.M. local time MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY Please mark your votes like this THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE SEVEN NOMINEES LISTED IN PROPOSAL 1 BELOW AND “FOR” PROPOSALS 2 AND 4, AND “EVERY YEAR” FOR PROPOSAL 3, AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. COMPANY PROPOSALS THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES: 1. Election of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2, AND 4 AND FOR “EVERY YEAR” FOR PROPOSAL 3. FORAGAINST ABSTAIN 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers. FOR AGAINST ABSTAIN (1) James. P. Fogarty EVERY EVERY TWO EVERY THREE YEARS ABSTAIN 3. To indicate, on an advisory basis, the preferred frequency of the advisory vote on the compensation of the Company’s named executive officers. YEAR YEARS FOR AGAINST ABSTAIN (2) Karen A. Dawes FOR AGAINST ABSTAIN FORAGAINST ABSTAIN 4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. (3) Arthur J. Higgins FOR AGAINST ABSTAIN (4) Louis J. Lavigne, Jr. FOR AGAINST ABSTAIN (5) William T. McKee FOR AGAINST ABSTAIN (6) Peter D. Staple CONTROL NUMBER FOR AGAINST ABSTAIN (7) James L. Tyree Signature Signature Date , 2017. Note Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on August 15, 2017 The 2017 Proxy Statement and our Annual Report on Form 10-K (as amended by the Form 10-K/A) for fiscal year ended December 31, 2016 are available at http://www.cstproxy.com/depomed/2017 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS DEPOMED, INC. The undersigned hereby appoints Arthur J. Higgins, August J. Moretti and Matthew M. Gosling, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote all of the shares of common stock of Depomed, Inc. held of record by the undersigned at the close of business on June 23, 2017 at the Annual Meeting of Shareholders of Depomed, Inc. to be held on August 15, 2017, at 2:00 p.m., local time, at the Company’s headquarters located at 7999 Gateway Blvd, Suite 300, Newark, CA 94560, and at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED ON THE REVERSE HEREOF. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSALS 2 AND 4, FOR EVERY YEAR FOR PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF (INCLUDING, IF APPLICABLE, FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED IN PROPOSAL 1 BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE). (Continued and to be marked, dated and signed, on the other side)

QuickLinks

BOARD OF DIRECTORS AND DIRECTOR NOMINEES
CORPORATE GOVERNANCE
DIRECTOR NOMINATIONS
COMMUNICATIONS WITH DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CODE OF ETHICS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT
EXECUTIVE OFFICERS AND SENIOR MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 1
ELECTION OF DIRECTORS
PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
PROPOSAL 3 ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
PROPOSAL 4 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
SHAREHOLDERS SHARING THE SAME ADDRESS
FORM 10-K
SHAREHOLDER PROPOSALS